                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

         / /      Preliminary Proxy Statement

         / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         /X/      Definitive Proxy Statement

         / /      Definitive Additional Materials

         / /      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12

                  FFCA Management Company Limited Partnership
                  -------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

                     GUARANTEED HOTEL INVESTORS 1985, L.P.
                     -------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

/ /      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

                  1) Title of each class of securities to which transaction applies: units of assigned limited partnership interests

                  2) Aggregate number of securities to which transaction applies: 200,000 units of assigned limited partnership interests.

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $73,250,000 (determined by the amount of cash consideration to be received in connection with the proposed transaction)

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid: $14,650.00

/X/      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:

                  2)       Form, Schedule or Registration Statement No.:

                  3)       Filing Party:

                  4)       Date Filed:

GUARANTEED HOTEL INVESTORS 1985, L.P.

Dear Investor:

         On behalf of FFCA Management Company Limited Partnership, the general partner of Guaranteed Hotel Investors 1985, L.P., we are requesting your consent to sell the hotels owned by Guaranteed Hotel Investors 1985, L.P. pursuant to the proposals set forth in the accompanying Consent Solicitation Statement. Thereafter, your partnership will be liquidated, all assets distributed and a final Schedule K-1 issued. The general partner believes that conditions in the hotel industry have substantially improved over the past several years and therefore are requesting your consent to the sale of the hotels.

         Whether you own a few or many units in Guaranteed Hotel Investors 1985, L.P., it is important that your units be represented. We encourage you to make certain your units are represented by signing and dating the accompanying consent card and promptly returning it in the enclosed envelope. Please note that a consent card that is not signed will be invalid.

         Should you have any questions regarding this Consent Solicitation Statement, please call D.F. King & Co., Inc. at 800-848-3410.

                                   Sincerely,

                                   FFCA Management Company
                                   Limited Partnership




                                   By: /s/ Morton Fleischer
                                       -------------------------------------
                                           Morton Fleischer, General Partner

Scottsdale, Arizona
Dated:  January 29, 1996

                         NOTICE OF CONSENT SOLICITATION

         NOTICE IS HEREBY GIVEN that investors in Guaranteed Hotel Investors 1985, L.P. (the "Partnership") will be asked to consent to the following proposals by March 15, 1996, unless extended from time to time by FFCA Management Company Limited Partnership (the "General Partner") (the "Consent Date"):

         1. A proposal to authorize the General Partner to accept the terms of an offer to purchase all of the Partnership's interest in three parcels of land located in Irving, Texas; Fort Lauderdale, Florida; and Tampa, Florida and the three hotels (including related equipment, fixtures and personal property) situated thereon (collectively, the "Hotels") in a single transaction, by Starwood Lodging Trust through its affiliate, SLT Realty Limited Partnership (collectively, the "Buyer") for a cash payment of $73,250,000 and the assumption by the Buyer of all of the Partnership's obligations with respect to the Hotels and the release of the Partnership of all liabilities related to its ownership of the Hotels, which purchase will be followed by a liquidation of the Partnership and final distribution of assets as described in this Consent Solicitation Statement. This proposal also authorizes the General Partner, in the event the Buyer fails to purchase the Hotels, to negotiate and accept the terms of an offer to purchase the Hotels with any other party not affiliated with the Partnership or General Partner, provided that the purchase price is at least $70,000,000 and paid in cash.

         2. A proposal to amend the Partnership Agreement to authorize the payment of a fee in the amount of $982,620 to the General Partner upon completion of the sale of the Hotels and liquidation of the Partnership for substantial and unanticipated services (as described in the Consent Solicitation Statement) rendered to the Partnership from January 1, 1991 to the date of liquidation of the Partnership. These services were not anticipated under the original Partnership Agreement which did not contemplate the direct ownership of the Hotels by the Partnership and therefore contained no provisions for the compensation of the General Partners for services performed when the Partnership owned and operated the Hotels. The amount of this fee is based upon the loan servicing fees that would have been paid to the General Partner if the Hotels had not been acquired by the Partnership.

         Each person (an "Investor") who holds one or more units of assigned limited partnership interests ("Units") in the Partnership and is reflected as an Investor on the books and records of the Partnership on the date of mailing of this Notice of the Consent Solicitation is entitled to receive such notice and consent to these proposals. Valid transferees of Units after the date of the Consent Solicitation Statement and prior to the Consent Date will be entitled to revoke or revise a consent previously given by the transferor with respect to such Units before the Consent Date. An affirmative vote of Investors holding a majority of Units is required to approve each proposal. Although Investors have the opportunity to vote on both Proposal No. 1 and Proposal

No. 2, Proposal No. 2 is contingent upon Investor approval of Proposal No. 1. To the extent Proposal No. 1 is not approved by an affirmative vote of Investors holding a majority of Units, Proposal No. 2 will not be adopted regardless of the vote of Investors. FFCA Investor Services Corporation 85-A, the initial limited partner (the "Initial Limited Partner") and holder of record of the limited partnership interests in the Partnership will deliver the consents of the Investors to the Partnership as directed by Investors. No meeting of Investors will be held.

         All Investors are requested to complete, date and sign the enclosed Consent Card and return it promptly in the postage paid, return-addressed envelope provided for that purpose. By returning your Consent Card promptly you can help the Partnership avoid the expense of follow-up mailings.

         THE ENCLOSED CONSENT IS BEING SOLICITED BY THE GENERAL PARTNER. THE GENERAL PARTNER RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS.

                                      FFCA Management Company
                                      Limited Partnership



                                      By: /s/ Morton Fleischer
                                          --------------------------------------
                                               Morton Fleischer, General Partner

Scottsdale, Arizona
Dated:  January 29, 1996

                       ----------------------------------

                               TABLE OF CONTENTS

                       ----------------------------------

                                                                                                   Page
                                                                                                   ----

SUMMARY  .........................................................................................  iii
    The Partnership...............................................................................  iii
    Events Subsequent to the Initial Financing of the Hotels by the Partnership...................  iii
    Proposed Sale of the Hotels...................................................................   iv
    The Buyer and Purchase Price..................................................................   iv
    Estimated Liquidating Distributions...........................................................    v
    Liquidation Procedures........................................................................    v
    Fairness Opinion..............................................................................   vi
    The Proposals.................................................................................   vi
    Recommendation of the General Partner.........................................................   vi
    Federal Income Tax Consequences...............................................................   vi

GENERAL INFORMATION...............................................................................    1

CONSENT PROCEDURES................................................................................    2

HISTORY OF THE PARTNERSHIP........................................................................    3
    Initial Organization and Operations...........................................................    3
    The 1991 Default by the Woolley/Sweeney Partnerships..........................................    5
    The 1993 Texas State Court Action.............................................................    7
    Doubletree Management.........................................................................    7
    Engagement of Financial Advisor...............................................................    8
    Fairness Opinion of Lehman Brothers...........................................................    9
    Solicitation of Potential Purchasers..........................................................   10
    Purchase Agreement............................................................................   11
    Appraisals....................................................................................   14

PROPOSAL NO. 1: SALE OF ALL PARTNERSHIP PROPERTY..................................................   15
    Benefits of Sale of Hotels and Liquidation of Partnership.....................................   15
    Detriments of Sale of Hotels and Liquidation of Partnership...................................   16
    Partnership Agreement Provisions Regarding Dissolution of Partnership.........................   17
    Accounting Treatment..........................................................................   18
    Federal Income Tax Considerations.............................................................   18
    Opinions of Counsel...........................................................................   18
    Federal Income Tax Characterization of the Partnership and the Trust Fund.....................   19
    Tax Consequences of the Sale..................................................................   20
    Taxation of Tax-exempt Investors..............................................................   22


    State Tax Consequences and Withholding........................................................   22
    Regulatory Requirements.......................................................................   22

PROPOSAL NO. 2: GENERAL PARTNER FEE...............................................................   23

GENERAL PARTNER COMPENSATION......................................................................   25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....................................   26

INDUSTRY .........................................................................................   26

HOTELS   .........................................................................................   27

LEGAL PROCEEDINGS.................................................................................   28

MARKET FOR UNITS AND RELATED SECURITY HOLDER MATTERS..............................................   28

SELECTED FINANCIAL DATA...........................................................................   29

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............   30
    Liquidity and Capital Resources...............................................................   30
    Results of Operations.........................................................................   31
    Litigation....................................................................................   33
    Inflation.....................................................................................   36

UNAUDITED PRO FORMA FINANCIAL INFORMATION.........................................................   36
    Adjustments to Unaudited Pro Forma Balance Sheet..............................................   37

SOLICITATION OF CONSENTS..........................................................................   41

ANNUAL REPORT AND OTHER DOCUMENTS.................................................................   41

OTHER MATTERS.....................................................................................   41

NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR
    NOMINEES......................................................................................   41

                                        SUMMARY

         The following is a summary of certain information contained in this Consent Solicitation Statement. This summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Consent Solicitation Statement. References to the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") of Guaranteed Hotel Investors 1985, L.P. (the "Partnership") contained in this Consent Solicitation Statement are qualified in their entirety by the terms of the Partnership Agreement previously filed with the Securities and Exchange Commission, which is incorporated in this Consent Solicitation Statement by reference. Copies of the Partnership Agreement will be furnished, without charge, to any Investor who makes a written or oral request therefor to William S. Parker, Investor Services, FFCA Management Company Limited Partnership, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, telephone number (602) 585-4500.

THE PARTNERSHIP

         The Partnership is a Delaware limited partnership formed in 1985 to provide permanent financing for three hotels operated by separate partnerships which were affiliated with Robert E. Woolley and Charles M. Sweeney (the "Woolley/Sweeney Partnerships"). The permanent financing was provided by the Partnership under separate ground leases with, and loans to, the Woolley/Sweeney Partnerships. See "HISTORY OF THE PARTNERSHIP."

EVENTS SUBSEQUENT TO THE INITIAL FINANCING OF THE HOTELS BY THE PARTNERSHIP

         During 1991, the Woolley/Sweeney Partnerships failed to comply with the terms of their financing agreements with the Partnership and stopped making required payments to the Partnership. After extended negotiations, the Partnership executed a settlement agreement (the "1992 Settlement Agreement") with the Woolley/Sweeney Partnerships in April 1992. Under the 1992 Settlement Agreement, the Woolley/Sweeney Partnerships conveyed to the Partnership the Hotels located in Irving, Texas, Fort Lauderdale, Florida and Tampa, Florida. Management agreements were also executed in April 1992 between the Partnership and Crown Sterling Management, Inc. ("CSMI"), an affiliate of the Woolley/Sweeney Partnerships and provided for the management of the hotels by CSMI for an 18-month period.

         In August 1993, CSMI and Messrs. Woolley and Sweeney commenced litigation in state court in Dallas, Texas against the Partnership and others alleging, among other things, that the Partnership had orally extended the term of the management contract for the Hotels. This litigation was settled and CSMI delivered possession of the Hotels to the Partnership in May 1994 (the "1994 Settlement Agreement").

         In May 1994, management agreements (the "Doubletree Management Agreements") with respect to the Hotels were executed by the Partnership with Doubletree Partners, an affiliate of Doubletree Hotels Corporation ("Doubletree"). The Hotels are currently operated as "Doubletree Guest Suites." See "HISTORY OF THE PARTNERSHIP."

PROPOSED SALE OF THE HOTELS

         As a result of improving conditions in the hotel industry, FFCA Management Company Limited Partnership (the "General Partner"), the general partner of the Partnership, on behalf of the Partnership engaged Lehman Brothers Inc. ("Lehman Brothers") in June 1995 to provide services to the Partnership in connection with a possible sale of the Hotels. These conditions included increased liquidity for the financing of hotel acquisitions and the lack of substantial new construction of hotels. The market for hotel sales has also recently improved, as reflected by an increasing number of purchases of hotels and recent increases in both average daily room rates and occupancy rates for many hotels throughout the United States.

         In connection with the sale of the Hotels, the General Partner considered retaining several investment banking firms and selected Lehman Brothers on the basis of its financial expertise. Lehman Brothers is an internationally recognized investment banking firm headquartered in New York City and has substantial experience in executing transactions for the hotel industry. From June through August of 1995, Lehman Brothers identified potential purchasers of the Hotels and, after initially contacting such purchasers, sent detailed information to approximately 15 potential purchasers. In order to liquidate and terminate the Partnership, the General Partner advised potential purchasers that cash purchase offers would be preferred. By September 25, 1995, Lehman Brothers received five bids from potential purchasers which ranged from approximately $57,000,000 to $72,000,000. Three of these bidders were then requested to consider increasing their offers in a "best and final" round of bidding and to review the Partnership's proposed form of purchase agreement for the Hotels. Thereafter, three revised offers were received. See "PROPOSAL NO. 1-SALE OF ALL PARTNERSHIP PROPERTY."

THE BUYER AND PURCHASE PRICE

         Each of the three final bidders submitted a revised offer to the Partnership by October 6, 1995. After a review of these offers, the Partnership has entered into the Purchase Agreement with Starwood Lodging Trust ("SLT"), through its affiliate, SLT Realty Limited Partnership (collectively, the "Buyer"). The Buyer has agreed, subject to the consent of Investors, to acquire from the Partnership fee simple title to the Hotels, for a cash payment of $73,250,000. The Buyer is not affiliated with the General Partner or the Partnership or the Woolley/Sweeney Partnerships.

         SLT conducts all of its business as the general partner of SLT Realty Limited Partnership, and is the only hotel real estate investment trust whose shares are paired with those of a hotel operating company, Starwood Lodging Corporation ("SLC"), the shares of which are traded as units (the "Paired Shares"). Together, SLT and SLC own equity and mortgage interests in a geographically diversified portfolio of hotel assets throughout the United States, which as of January 19, 1996 totalled 50 hotels. Many of the hotels are operated under licensing or franchise agreements with national hotel organizations. The Paired Shares are listed on the New York Stock Exchange and, as of January 19, 1996, the Paired Shares, including those issuable upon the exchange of partnership units, have an equity market capitalization of approximately $613,000,000. See "PROPOSAL NO. 1-SALE OF ALL PARTNERSHIP PROPERTY."

ESTIMATED LIQUIDATING DISTRIBUTIONS

         The General Partner estimates that the sale of the Hotels to the Buyer for $73,250,000, followed by a distribution and liquidation of the Partnership would result in estimated liquidating distributions of approximately $378 in cash per $500 Unit. The estimated liquidating distribution will be paid to Investors in two installments, which are estimated to be approximately $368 and $10, respectively, in cash per $500 Unit. The two installments are necessary because the Partnership has agreed with the Buyer to establish a trust fund (the "Trust Fund") in the amount of $2,000,000 with Norwest Bank Arizona, National Association. The Trust Fund is the sole and exclusive source of funds to which the Buyer will look subsequent to the sale of the Hotels for recourse in the event of a default by the Partnership of its representations, warranties, covenants or obligations under the Purchase Agreement. The Partnership will distribute to Investors the first installment as soon as practicable after the sale of the Hotels to the Buyer. The second installment will be distributed to Investors after one year if no claims have been made by the Buyer, or as soon as practicable after a final decision has been rendered on all disputed claims, but in no event later than three years after the acquisition of the Hotels by the Buyer. There can be no assurance, however, that the actual liquidating distribution to be received by Investors will be equal to the estimated liquidation distribution and such actual liquidation distribution will be dependent on unforeseen or contingent liabilities of the Partnership.

         As of the date of this Consent Solicitation Statement, Investors who purchased Units at the initial admission of Investors to the Partnership on February 6, 1986 have received quarterly cash distributions of $335.86 per $500 Unit, which when combined with the estimated liquidating distributions of approximately $378 per Unit would result in total cash distributions to Investors admitted in February 1986 for the life of the Partnership of approximately $714 per $500 Unit. Investors were also admitted to the Partnership on May 9, 1986. These Investors have received quarterly cash distributions of $325.35 per $500 Unit which, when combined with the estimated liquidating distribution of approximately $378 per Unit, would result in total cash distributions to the Investors admitted in May 1986 for the life of the Partnership of approximately $703 per $500 Unit. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION."

LIQUIDATION PROCEDURES

         As soon as practicable after the sale of the Hotels to the Buyer, the General Partner will take all steps necessary to complete the liquidation of the Partnership. Upon liquidation of the Partnership, the General Partner will apply and distribute the assets of the Partnership to Investors and the General Partner in accordance with the provisions of the Partnership Agreement, and $2,000,000 will be deposited in the Trust Fund. Distributions from the Trust Fund will be made to Investors, as beneficiaries of the Trust Fund, in the same manner as required for liquidating distributions under the Partnership Agreement. Each Investor will receive a final Schedule K-1 from the Partnership as soon as practicable after the liquidation of the Partnership. It is estimated that the transaction costs of the sale of the Hotels and the liquidation of the Partnership will be approximately $500,000 (exclusive of the financial advisory fee or the fee to the General Partner if Proposal No. 2 is approved).

FAIRNESS OPINION

         The General Partner requested, and Lehman Brothers has rendered, an opinion (the "Fairness Opinion") with respect to the fairness, from a financial point of view, to the Partnership of the purchase price of the Hotels. Lehman Brothers will receive a fee for its services in connection with the sale of the Hotels, which fee is contingent upon the consummation of such sale. Lehman Brothers has also performed various investment banking services for affiliates of the General Partner and the Partnership in the past and have received customary fees for such services. See "HISTORY OF THE PARTNERSHIP-Engagement of Financial Advisor."

THE PROPOSALS

         Investors will be asked to consent to the following two proposals, which are described in greater detail under "NOTICE OF CONSENT SOLICITATION" in this Consent Solicitation Statement to authorize: (i) the sale of the three Hotels to the Buyer for an amount equal to $73,250,000 in cash, or, if the Buyer does not acquire the Hotels, the sale to any other third party not affiliated with the General Partner or the Partnership for a purchase price of at least $70,000,000, to be paid in cash, and liquidation of the Partnership and final distribution of assets, and (ii) the payment of a fee to the General Partner for substantial and unanticipated services rendered to the Partnership since January 1, 1991 in the amount of $982,620 as a substitute for loan servicing fees which would have been paid to the General Partner if the Hotels had not been acquired by the Partnership. The payment of a fee to the General Partner is contingent upon the approval by the Investors of the sale of the Hotels. See "PROPOSAL NO. 2-GENERAL PARTNER FEE."

RECOMMENDATION OF THE GENERAL PARTNER

         THE GENERAL PARTNER RECOMMENDS THAT, IN LIGHT OF IMPROVED CONDITIONS IN THE HOTEL INDUSTRY, INVESTORS APPROVE THE SALE OF THE HOTELS AND LIQUIDATION OF THE PARTNERSHIP AS DESCRIBED IN PROPOSAL NO. 1. THE GENERAL PARTNER FURTHER RECOMMENDS THAT, IN LIGHT OF THE SUBSTANTIAL AND UNANTICIPATED SERVICES RENDERED BY THE GENERAL PARTNER SINCE JANUARY 1, 1991, THAT INVESTORS APPROVE THE FEE AS DESCRIBED IN PROPOSAL NO. 2.

FEDERAL INCOME TAX CONSEQUENCES

         The sale of the Hotels will constitute a taxable transaction for federal income tax purposes. A taxable gain of approximately $125 per $500 Unit is anticipated from the sale, a majority of which will be a capital gain for federal income tax purposes. As a result of the liquidation of the Partnership, each Investor who acquired his Units in the initial offering is also expected to recognize a loss of approximately $53 per Unit. Each Investor should consult his own tax advisor as to the specific consequences of this transaction. See "PROPOSAL NO. 1-SALE OF ALL PARTNERSHIP PROPERTY-Tax Consequences of the Sale."

                     GUARANTEED HOTEL INVESTORS 1985, L.P.

                          17207 NORTH PERIMETER DRIVE
                           SCOTTSDALE, ARIZONA 85255

                   -------------------------------------------
                         CONSENT SOLICITATION STATEMENT
                   -------------------------------------------

                              GENERAL INFORMATION

         The Partnership was formed on July 22, 1985 under the Delaware Revised Uniform Limited Partnership Act to acquire three parcels of land located in Irving, Texas; Fort Lauderdale, Florida; and Tampa, Florida on which three hotels are situated. The Partnership leased each of these parcels to the Woolley/Sweeney Partnerships under separate ground leases and made separate first mortgage loans for the permanent financing of the Hotels. As described below, the Hotels currently operate as Doubletree Guest Suites which provide guest rooms, group meeting room facilities, restaurants and shops. The general partner of the Partnership is FFCA Management Company Limited Partnership, a Delaware limited partnership (the "General Partner"). The general partners of the General Partner are Perimeter Center Management Company, a Delaware corporation ("PCMC") and Mr. Morton Fleischer. The initial limited partner of the Partnership is FFCA Investor Services Corporation 85-A, a Delaware corporation wholly-owned by PCMC (the "Initial Limited Partner"). The Initial Limited Partner holds legal title to the limited partnership interests of the Partnership (the "Limited Partnership Interests") and is used to avoid state filing requirements when Investors transfer Units.

         This Consent Solicitation Statement, the accompanying Consent Card (the "Consent"), and the Notice of Consent Solicitation will be first mailed or given to each person (an "Investor") who holds one or more units of assigned limited partnership interests (the "Units") in the Partnership on or about January 29, 1996. The Initial Limited Partner cannot vote its own interests in connection with this Consent Solicitation Statement. The executive offices of the Partnership and the Initial Limited Partner are located at The Perimeter Center, 17207 North Perimeter Drive, Scottsdale, Arizona 85255 and the telephone number is (602) 585-4500.

         This Consent Solicitation Statement is furnished in connection with the solicitation by the General Partner of consents directing the Initial Limited Partner to deliver the consents of Investors to the Partnership regarding the proposals described herein on March 15, 1996, a period of 45 days from the date of this Consent Solicitation Statement, unless extended from time to time by the General Partner (the "Consent Date"). The consents are being solicited by the General Partner pursuant to Section 11.2 of the Second Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"). The information contained herein concerning the Partnership and the General Partner has been furnished by the General Partner. Information contained herein concerning the Buyer has been furnished to the General Partner by the Buyer.

         The General Partner solicits consents by mail to give each Investor an opportunity to direct the Initial Limited Partner to vote the number of Limited Partnership Interests corresponding to the number of Units held by the Investor on all matters described in this Consent Solicitation Statement. Investors are urged to: (i) read this Consent Solicitation Statement carefully; (ii) specify their choice in each matter by marking the appropriate box on the enclosed Consent Card; and (iii) sign, date and return the Consent Card by mail in the postage-paid, return addressed envelope provided for that purpose.

         All Units represented by a properly executed and valid Consent Card received prior to the Consent Date will be voted by the Initial Limited Partner in accordance with the instructions marked thereon or otherwise as provided therein, unless such Consent Card has previously been revoked or revised. Unless instructions to the contrary are marked, or if no instructions are specified, the Initial Limited Partner will treat each such Consent Card as a direction to vote the Units represented thereby in favor of the proposals set forth on the Consent Card. Any Consent Card may be revoked or revised at any time prior to the Consent Date by submitting another Consent Card bearing a later date or by giving written notice of revocation to the Initial Limited Partner at the Partnership's address indicated above. Any notice of revocation or revision sent to the Partnership must include the Investor's name, the number of Units with respect to which the prior Consent Card was given, and a statement that the Investor revokes all previously executed Consent Cards, and must be received prior to the Consent Date to be effective.

                               CONSENT PROCEDURES

         Pursuant to the Partnership Agreement, only Investors are entitled to consent to matters under the Partnership Agreement. The General Partner is not entitled to vote. The Initial Limited Partner is the holder of all of the Limited Partnership Interests in the Partnership. On the Consent Date, 200,000 Units representing interests in the Limited Partnership Interests will be held by Investors.

         Each Limited Partnership Interest on the Consent Date is entitled to one vote. Pursuant to Sections 7.2 and 11.2 of the Partnership Agreement, each Investor will be entitled to direct the Initial Limited Partner to vote on the Consent Date (and the Initial Limited Partner is required to vote in accordance with the Investor's direction) that number of Limited Partnership Interests equal to the number of Units held by the Investor on the Consent Date. A REFERENCE IN THIS CONSENT SOLICITATION STATEMENT TO A CONSENT WITH RESPECT TO UNITS SHALL REFER TO SUCH DIRECTIONS GIVEN TO THE INITIAL LIMITED PARTNER BY THE INVESTORS OF THE UNITS BY A PROPERLY EXECUTED CONSENT CARD OR SUBSEQUENT REVISION THEREOF.

         The Partnership Agreement does not provide for the setting of a record date for determining the Investors entitled to vote Units with respect to matters upon which votes will be cast on the Consent Date. Accordingly, each Investor reflected on the books and records of the Partnership and the Initial Limited Partner on the date of mailing of the Notice of Consent Solicitation will be entitled to vote its Units on the Consent Date regarding the proposals submitted for approval. If an Investor validly transfers one or more Units after returning its

Consent, the new Investor may revoke or revise, before the Consent Date, the transferor Investor's Consent Card with respect to the transferred Units under the procedures described under "General Information" for revoking or revising a Consent Card.

         The General Partner and its affiliates do not hold (and will not hold as of the Consent Date) any Units, except that certain officers and directors of PCMC hold four Units (less than one percent of the outstanding Units). These officers and directors will vote their Units in favor of each proposal described below.

         An affirmative vote of a majority of Limited Partnership Interests on the Consent Date is required for approval of each proposal being submitted for a vote. Abstentions are counted in tabulations of the proposals but are not deemed to be affirmative votes. Each proposal will be tabulated separately. Although Investors have the opportunity to vote on both Proposal No. 1 and Proposal No. 2, Proposal No. 2 is contingent upon Investor approval of Proposal No. 1. To the extent Proposal No. 1 is not approved by an affirmative vote of Investors holding a majority of Units, Proposal No. 2 will not be adopted regardless of the vote of Investors.

         Directions provided to the Initial Limited Partner by Consent will be tabulated by an automated system administered by Gemysis Transfer Agents.

                           HISTORY OF THE PARTNERSHIP

INITIAL ORGANIZATION AND OPERATIONS

         The Partnership was formed in July 1985 under the Delaware Revised Uniform Limited Partnership Act to acquire three parcels of land located in Irving, Texas; Fort Lauderdale, Florida; and Tampa, Florida on which three hotels are situated. The Partnership leased each of the parcels to the Woolley/Sweeney Partnerships under separate ground leases and made separate first mortgage loans for the permanent financing of the Hotels. The Hotels were required to be operated by the Woolley/Sweeney Partnerships as "Embassy Suites Hotels" under the financing documents with the Partnership.

         In November 1985, the Partnership commenced a public offering of $100,000,000 of Units in the Partnership pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended. The Partnership sold a total of 200,000 Units to investors at $500 per Unit for a total of $100,000,000. The initial Investors, as purchasers of Units, acquired the following number of Units on each of the following dates: 74,000 Units on February 5, 1986, and 126,000 Units on May 9, 1986. Subsequent to that later date, no Investor has made any additional capital contribution. The Investors share in the benefits of ownership of the Partnership's assets, including its real property investments, according to the number of Units held in substantially the same manner as limited partners of a partnership.

         After deducting organizational and offering expenses, including sales commissions, the Partnership had $89,000,000 in net offering proceeds to invest in the Hotels. Of this amount, approximately $86,538,000 was initially invested in the three Hotels. The remainder of the net proceeds was used to establish a cash reserve.

         The Partnership's principal objectives were to (i) preserve, protect and enhance Partnership capital through guaranty and letter of credit arrangements, (ii) provide annual cash distributions and (iii) provide for participation in potential capital appreciation of the Hotels.

         The Woolley/Sweeney Partnerships were required to make specified payments to the Partnership under the ground lease and loan agreements with the Partnership and such payments were secured by three separate letters of credit with initial aggregate stated amounts of approximately $9,700,000 and the personal guaranties of Messrs. Woolley and Sweeney. In addition, the Partnership had the right to require Messrs. Woolley and Sweeney to repurchase the Hotels at a price of approximately $35,636,000 for the Fort Lauderdale, Florida Hotel, $35,068,000 for the Tampa, Florida Hotel and $41,426,000 for the Irving, Texas Hotel (for a total of approximately $112,130,000), in the event of default.

         In the late 1980's, the hotel industry experienced substantial excess capacity and overbuilding of hotels. This, coupled with an economic recession in the United States, resulted in lower than projected occupancy, lower average daily room rates and, therefore, lower income for the Hotels and other hotels in the United States. Notwithstanding the industry's problems, the Woolley/Sweeney Partnerships made, on a timely basis, all payments due to the Partnerships from the date of the initial financing of the Hotels by the Partnership through April 1991.

         During the late 1980's, the Woolley/Sweeney Partnerships and their franchisor, Embassy Suites, Inc. ("ESI") became involved in a dispute and resulting litigation, which ultimately resulted in the termination of the ESI franchise agreements with the Woolley/Sweeney Partnerships in December 1990. The Woolley/Sweeney Partnerships elected to form a new hotel system using a suite concept entitled "Crown Sterling Suites." Thereafter, the Partnership's Hotels, as well as the 19 other hotels owned or controlled by the Woolley/Sweeney Partnerships or their affiliates, were operated under the "Crown Sterling Suites" hotel system. The termination of the ESI franchise agreements constituted a default by the Woolley/Sweeney Partnerships under the financing agreements with the Partnership and was done without the consent of the Partnership.

         Since the Woolley/Sweeney Partnerships were making payments to the Partnership on a timely basis, the General Partner determined not to declare a default or take any legal action at that time to enforce the Partnership's rights to have the Hotels operated as Embassy Suite hotels or to have the Hotels repurchased by Messrs. Woolley and Sweeney, but reserved the right to do so at a later date.

         Commencing in October 1990, the Partnership was notified by the bank which had issued the three letters of credit in favor of the Partnership, that the letters of credit would not be renewed. As a result, and because of the failure of the Woolley/Sweeney Partnerships to make the required payments commencing in April 1991, the Partnership called all three letters of credit, in the amount of approximately $9,700,000, prior to their expiration. Under the agreements with the Woolley/Sweeney Partnerships, proceeds from the letters of credit were required to be used first to satisfy the current quarterly payment obligations of the Woolley/Sweeney Partnerships. The Partnership applied these proceeds to the quarterly payments due in July and October 1991 and January 1992.

THE 1991 DEFAULT BY THE WOOLLEY/SWEENEY PARTNERSHIPS

         Based upon the failure of the Woolley/Sweeney Partnerships to comply with the terms of their agreements with the Partnership, in mid-1991, the General Partner commenced discussions with legal counsel concerning remedies and alternatives available under the agreements with the Woolley/Sweeney Partnerships. After this analysis, the General Partner determined that it was in the Partnership's best interests to enforce the Partnership's rights under certain repurchase agreements (the "Repurchase Agreements"), pursuant to which the Partnership could require Messrs. Woolley and Sweeney to repurchase the Hotels for the sum of the original acquisition and outstanding principal loan amounts with respect to all of the Hotels plus the accrued but unpaid interest on the loans. Appropriate notices were sent to Messrs. Woolley and Sweeney in July 1991, and the repurchase dates were set in accordance with the Repurchase Agreements and the closings under the Repurchase Agreements were scheduled to occur commencing in January 1992.

         Upon receiving these notices, representatives of the Woolley/Sweeney Partnerships commenced negotiations with the General Partner to resolve the disputes with the Partnership. The General Partner reviewed available legal and business options and concluded that efforts to enforce the Partnership's agreements against the Woolley/Sweeney Partnerships would likely result in protracted litigation and bankruptcy filings by the Woolley/Sweeney Partnerships and their affiliates. The General Partner further concluded that a bankruptcy filing by the Woolley/Sweeney Partnerships would likely delay the ability of the Partnership to obtain control over the Hotels for a period of 6 to 24 months and could adversely affect the ability of the Partnership to retain certain funds already in its possession. The General Partner further concluded that during a bankruptcy proceeding, substantial deterioration of the Hotels might occur and the Partnership might not receive most of the payments due under its agreements. Similar delays and problems would likely be experienced if the Partnership were to attempt to enforce the Repurchase Agreements against Messrs. Woolley and Sweeney at that time. Based upon the foregoing analysis, the General Partner concluded that it was in the Partnership's best interests to obtain possession of the Hotels as quickly as possible.

         In order to obtain control of the Hotels and, among other things, avoid prolonged litigation, the Partnership executed a settlement agreement (the "1992 Settlement Agreement") in April 1992, with the Woolley/Sweeney Partnerships. The 1992 Settlement Agreement provided that the ground leases would be terminated and the Woolley/Sweeney Partnerships would convey the Hotels to the Partnership. As a result, after the date of such terminations and conveyance, the Partnership no longer received interest and rent payments under the mortgage and lease agreements related to the Hotels, rather it now owns the Hotels and receives the actual operating income of the Hotels.

         In the opinion of the General Partner, the 1992 Settlement Agreement allowed the Partnership to obtain immediate ownership and control of the Hotels and avoid extended and costly litigation. In addition, by entering into the 1992 Settlement Agreement with the Woolley/Sweeney Partnerships, the Partnership avoided the possibility of the Woolley/Sweeney Partnerships filing for relief under Chapter 11 of the federal bankruptcy laws which would likely have resulted in substantial delays in obtaining ownership and control of the Hotels by the Partnership, adversely affecting the ability of the Partnership to retain certain funds already in its possession, and resulting in the risks of deterioration in the physical condition of the Hotels.

         Management agreements were also executed in April 1992 between the Partnership and Crown Sterling Management, Inc. ("CSMI"), an affiliate of the Woolley/Sweeney Partnerships. The management agreements provided for management of the Hotels for an eighteen-month period at which time the agreements terminated with no provision for extension. The management fee under the agreements was equal to three percent of revenue, as defined therein.

         In April 1992, as part of the 1992 Settlement Agreement, the Partnership amended the Repurchase Agreements with Messrs. Woolley and Sweeney, for the repurchase of the Hotels (the "First Amended Repurchase Agreements"). These amendments extended the date by five years by which the Partnership could require Messrs. Woolley and Sweeney to repurchase the Hotels. The First Amended Repurchase Agreements granted the Partnership an option to require Messrs. Woolley and Sweeney to repurchase the Hotels from the Partnership without notice, from October 8, 1996 until October 8, 1997. In addition, upon certain events of default, the Partnership had the right to accelerate the repurchase obligation after giving the requisite notice to Messrs. Woolley and Sweeney.

         As part of the 1992 Settlement Agreement, the Partnership and two affiliates of the Woolley/Sweeney Partnerships, Crown Sterling Real Estate, a Texas corporation, and Crown Sterling Real Estate Associates, a Florida corporation (the "Crown Entities"), also entered into an incentive fee agreement in April 1992 (the "Incentive Fee Agreement"). The Incentive Fee Agreement provided that if the Crown Entities identified and referred to the Partnership potential buyers and a sale of the Hotels is consummated, then the Crown Entities would be entitled to an incentive fee of 50% of the net sales proceeds in excess of $112,129,658 in the aggregate from the sale or sales of one or more of the Hotels. The Incentive Fee Agreement was terminated effective May 19, 1994, with no incentive fee having been paid thereunder.

         In addition, the 1992 Settlement Agreement granted the Woolley/Sweeney Partnerships and Messrs. Woolley and Sweeney an option to purchase each of the Hotels (the "Options") and granted the Woolley/Sweeney Partnerships a right of first refusal with respect to a sale of each of the Hotels (the "Rights of First Refusal"). The Options granted the Woolley/Sweeney Partnerships the option to purchase the Hotels for five years from April 8, 1992, or such shorter period upon the occurrence of various events described in the Options, based upon the greater of the fair market value of the Hotels or the price specified in the First Amended Repurchase Agreements. The Options were also terminated effective May 19, 1994.

THE 1993 TEXAS STATE COURT ACTION

         In August 1993, CSMI and Messrs. Woolley and Sweeney, among others, commenced litigation in state court in Dallas, Texas against the Partnership and certain of its affiliates, Embassy Suites, Inc., and certain other individuals and entities. In connection with this litigation, CSMI alleged, among other things, that, notwithstanding the October 1993 expiration dates set forth in the written management agreements, the expiration dates were extended by three and one-half years through an oral agreement allegedly reached between representatives of CSMI and the Partnership. CSMI asserted in its lawsuit that, pursuant to the terms of the written management agreements, as allegedly extended, the Partnership was responsible for the payment to CSMI of its payroll expenses and management fees after October 1993. The Partnership denied the existence of any oral agreements to extend the terms of the management agreements beyond October 1993, and contended that, since the management agreements expired by their terms on such date, no sums were due to CSMI which would otherwise be payable under the management agreements with CSMI.

         The Texas state court litigation was settled by the parties in May 1994 (the "1994 Settlement Agreement"). In connection with the settlement, CSMI delivered possession of the Hotels to the Partnership in May 1994. All agreements which were part of the 1992 Settlement Agreement were terminated as of such date, except for the First Amended Repurchase Agreements, which were further amended as described below. The Partnership agreed to pay CSMI for certain expenses subject to verification and reconciliation by an outside independent accounting firm. The Partnership also agreed to pay CSMI for management services for the period from October 1993 through May 19, 1994.

         On May 19, 1994, the Partnership also amended the First Amended Repurchase Agreements with Messrs. Woolley and Sweeney, for the repurchase of the Hotels (the "Second Amended Repurchase Agreements"). These amendments extended the date by five years by which the Partnership could require Messrs. Woolley and Sweeney to repurchase the Hotels. The Second Amended Repurchase Agreements grant the Partnership an option to require Messrs. Woolley and Sweeney to repurchase the Hotels from the Partnership on or after October 20, 2001, and on or before April 20, 2002, at a price of approximately $35,636,000 for the Fort Lauderdale, Florida Hotel, $35,068,000 for the Tampa, Florida Hotel and $41,426,000 for the Irving, Texas Hotel (for a total of approximately $112,130,000). Upon certain events of default, the Partnership may accelerate the repurchase obligation after giving the requisite notice to Messrs. Woolley and Sweeney.

DOUBLETREE MANAGEMENT

         Since the management agreements with CSMI were scheduled to expire in October 1993, the General Partner commenced a review of the management and licensing of the Hotels by third parties during 1993. The General Partner reviewed additional information and had personal meetings with senior officers of different management companies and hotel chains. As a result, the General Partner determined that it was in the best interests of the Partnership that all three Hotels be managed by Doubletree Hotels Corporation ("Doubletree") and licensed as "Doubletree Guest Suites." The General Partner proceeded to negotiate and execute management agreements with Doubletree. Management of the Hotels was transferred to Doubletree Partners, an affiliate of Doubletree, in May 1994 and the Hotels currently operate as Doubletree Guest Suites which provide guest rooms and group meeting room facilities. One of the Hotels owns and operates a restaurant within the Hotel, and the two other Hotels lease the Hotel restaurant to a third party operator.

ENGAGEMENT OF FINANCIAL ADVISOR

         Pursuant to a letter dated June 16, 1995 (the "Engagement Letter"), the General Partner on behalf of the Partnership engaged Lehman Brothers Inc. ("Lehman Brothers") to provide certain services to the Partnership in connection with the sale of the Hotels. Lehman Brothers is an internationally recognized investment banking firm headquartered in New York City and has substantial experience in executing transactions for the hotel industry. The General Partner selected Lehman Brothers on the basis of such expertise.

         Under the Engagement Letter, the Partnership has engaged Lehman Brothers as the Partnership's sole and exclusive agent for the purpose of (i) providing financial advisory services to the Partnership in connection with the sale of the Hotels, (ii) identifying opportunities for the sale of the Hotels and advising the Partnership with respect to all such opportunities (whether or not identified by Lehman Brothers) and (iii) as requested by the Partnership, participating on behalf of the Partnership in negotiations concerning the sale of the Hotels.

         In connection with accepting the Engagement Letter, Lehman Brothers also has specifically agreed to do the following: (i) assist in the preparation and dissemination of descriptive information concerning the Hotels, (ii) develop, update and review with the Partnership on an on-going basis a list of parties which might be interested in acquiring the Hotels, and (iii) if requested by the Partnership, render an opinion (the "Fairness Opinion") with respect to the fairness, from a financial point of view, to the Partnership of the purchase price of the Hotels. The General Partner has requested Lehman Brothers to prepare and deliver the Fairness Opinion.

         Among other things, the Partnership is obligated to make available to Lehman Brothers all information concerning the business, assets, operations, financial conditions and prospects of the Partnership and the Hotels that is reasonably requested by Lehman Brothers. The General Partner does not intend to impose any limitations on Lehman Brothers with respect to the investigations made or procedures to be followed by it in performing its obligations under the Engagement Letter.

         For its services, the Partnership will reimburse Lehman Brothers for its reasonable expenses (including, without limitation, professional and legal fees and disbursements); provided, however, that the amount of the reimbursement shall not exceed $25,000 without approval of the Partnership. The Partnership also will pay to Lehman Brothers one percent (1%) of the Consideration involved in the sale of the Hotels (i) if the sale occurs during the term of the Engagement Letter regardless of whether the purchasers were identified by Lehman Brothers or Lehman Brothers rendered advice concerning such sale or (ii) if a sale occurs at any time during the 12 months following the effective date of the termination of the Engagement Letter. The Engagement Letter defines "Consideration" generally to include the amount of all cash paid by a purchaser of the Hotels. If the Hotels are sold to the Buyer for $73,250,000, Lehman Brothers will receive a fee of $732,500. The compensation for the sale of the Hotels is payable to Lehman Brothers at the closing of the sale of the related Property. The Partnership has also agreed to indemnify and hold Lehman Brothers harmless against certain liabilities, including liabilities arising under federal securities laws and other losses, claims, damages or liabilities arising out of the services to be rendered by Lehman Brothers (unless the losses, claims, damages or liabilities are determined to have resulted from the gross negligence or willful misconduct of Lehman Brothers).

         Generally, the term of the Engagement Letter extends 12 months from the date of the Engagement Letter, provided that (with certain exceptions) either party may terminate the Engagement Letter by giving the other party at least 10 days prior written notice.

FAIRNESS OPINION OF LEHMAN BROTHERS

         The Fairness Opinion states that Lehman Brothers is of the opinion as of January 9, 1996 that, from a financial point of view, the consideration to be received by the Partnership pursuant to the proposed sale of the Hotels is fair to the Partnership. Lehman Brothers was not requested to opine, and the Fairness Opinion does not in any manner address, the underlying business decision to sell the Hotels or the allocation or use of proceeds from the sale of the Hotels. Moreover, the Fairness Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, January 9, 1996.

         In arriving at its opinion, Lehman Brothers reviewed and analyzed, among other things, the following: (i) the Purchase Agreement and the specific financial terms of the proposed sale of the Hotels; (ii) publicly available information concerning the Partnership, including the Partnership's September 30, 1995 Form 10-Q and December 31, 1994 Form 10-K; (iii) financial, operating and market information with respect to the business, operations and prospects of the Hotels furnished by the Partnership; (iv) the appraisal of the Hotels performed by Cushman & Wakefield, Inc.; (v) certain market information obtained by Lehman Brothers from independent sources regarding conditions and trends in the hotel market generally; (vi) a comparisons of the financial terms of the proposed sale of the Hotels with the financial terms of other hotel sale transactions Lehman Brothers deemed relevant; (vii) a comparison of the financial terms of the proposed sale of the Hotels with the financial results of certain analyses conducted by Lehman Brothers that it deemed relevant; and
(viii) the results of Lehman Brothers
efforts to solicit proposals and offers from third parties with respect to the purchase of the Hotels and the amount and nature of the offers received from other potential acquirors in the bidding process. In addition, Lehman Brothers held discussions with the management of the Partnership and the General Partner concerning the business, operations, financial conditions and prospects of the Hotels and undertook such other studies, analyses and investigations it deemed appropriate.

         In conducting its review and arriving at its Fairness Opinion, Lehman Brothers assumed the accuracy and completeness of the financial and other information provided to it or which were publicly available and did not attempt to independently verify such information. Lehman Brothers relied upon the statements and information provided by the management of the Partnerships and the General Partner as to the reasonableness and achievability of the financial projections of the Partnership. In its Fairness Opinion, Lehman Brothers assumed that such projections reflected the best currently available estimates and judgments of the management of the Partnership as to the future financial performance of the Hotels, and relied on such projections in arriving at the Fairness Opinion. In addition, Lehman Brothers did not conduct a physical inspection of the Hotels.

         Lehman Brothers will receive a fee for its services in connection with the sale of the Hotels, which fee is contingent upon the consummation of such sale. Lehman Brothers has also performed various investment banking services for affiliates of the General Partner and the Partnership in the past and has received customary fees for such services. Lehman Brothers has performed in the past and continues to provide investment banking services to the Buyer and its affiliates and has received and will receive customary fees for such services. Lehman Brothers also has provided the Buyer with currently outstanding credit facilities and may provide or assist the Buyer in obtaining the financing required for the acquisition of the Hotels and will receive customary fees for such services.

SOLICITATION OF POTENTIAL PURCHASERS

         From June through August of 1995, Lehman Brothers identified potential purchasers for the Hotels and sent, after initially contacting such purchasers, detailed information to approximately 15 potential purchasers. These potential purchasers were investors known to be currently active in the acquisition of hotel properties and included pension funds (or their advisers), foreign investors, real estate investment trusts and hotel operating and investment companies. In order to liquidate and terminate the Partnership, the General Partner advised potential purchasers that cash purchase offers would be preferred. Lehman Brothers, on behalf of the Partnership, requested that bids for the Hotels be delivered by September 25, 1995.

         By September 25, 1995 Lehman Brothers received five bids from potential purchasers which ranged from approximately $57,000,000 to $72,000,000. Three of these bidders were then requested to consider increasing their offers in a "best and final" round of bidding and to review the Partnership's proposed form of purchase agreement. Thereafter, three revised offers were received.

         Each of the three final bidders submitted a revised offer to the Partnership by October 6, 1995. After a review of the offers described above, the Partnership has entered into a Purchase Agreement with the Buyer. The Buyer has agreed to acquire, subject to the consent of the Investors, from the Partnership fee simple title to the Hotels, for a cash payment of $73,250,000. The Buyer is not affiliated with the General Partner or the Partnership. Lehman Brothers has provided investment banking services to affiliates of the General Partner and the Buyer.

         SLT conducts all of its business as the general partner of SLT Realty Limited Partnership, and is the only hotel real estate investment trust whose shares are paired with those of a hotel operating company, Starwood Lodging Corporation ("SLC"), the shares of which are traded as units (the "Paired Shares"). Together, SLT and SLC own equity and mortgage interests in a geographically diversified portfolio of hotel assets throughout the United States, which as of January 19, 1996 totalled 50 hotels. Many of the hotels are operated under licensing or franchise agreements with national hotel organizations. The Paired Shares are listed on the New York Stock Exchange and, as of January 19, 1996, the Paired Shares, including those issuable upon the exchange of partnership units, have an equity market capitalization of approximately $613,000,000. See "PROPOSAL NO. 1-SALE OF ALL PARTNERSHIP PROPERTY."

PURCHASE AGREEMENT

         Following is a summary of certain provisions of the Purchase Agreement and is qualified in its entirety by these specific provisions set forth in the Purchase Agreement, the terms of which may be changed by the General Partner, except for the cash sales price described below.

         The Purchase Agreement provides that the Partnership will sell all of the Hotels to the Buyer in exchange for cash in an aggregate amount of $73,250,000 and the assumption by the Buyer of the Partnership's rights and obligations under various contracts and instruments relating to the Hotels (the "Purchase Price"). The sale of all of the Hotels is intended to be an integrated and simultaneous transaction and the Partnership's obligation to sell the Hotels is contingent upon all of the Hotels and all of the obligations transferred under the Purchase Agreement being purchased and assumed by the Buyer. As of the date of this Consent Solicitation Statement, the Buyer has completed its due diligence review of the Hotels and approved the conditions of the Purchase Agreement, including the condition of the properties, environmental matters, title and contracts to be assumed by the Buyer.

         In connection with the Purchase Price, the Buyer has delivered to a specified title company $700,000 which is being held in escrow in an interest bearing account by the title company. This amount being held in escrow is not refundable to the Buyer, except under certain circumstances described below. The remaining balance of the Purchase Price will be paid by the Buyer to the Partnership upon closing of the sale of the Hotels (subject to any prorations and adjustments required under the Purchase Agreement). In addition, the Buyer will either assume all of the Partnership's obligations under the management agreements for each of the Hotels between the Partnership and Doubletree Hotel Corporation ("Doubletree") or deliver the sale termination fee as described below (or a receipt from Doubletree evidencing the payment of the sale termination fee) for each of the Hotels as required under the Doubletree Management Agreements. The Buyer is also obligated to pay for all costs and expenses of the transaction (except for legal fees of the Partnership) including the cost of all analysis of the Hotels conducted by the Buyer, the fees and expenses of the Buyer's attorneys, title policy premiums, various filing and recording costs, survey costs and fees and charges of the escrow agent.

         The Purchase Agreement provides that the Buyer is purchasing the Hotels from the Partnership with limited representations and warranties from the Partnership and otherwise on an "as is," "where is" basis and with all faults. The representations and warranties of the Partnership under the Purchase Agreement will survive for a period of one year. The Buyer has agreed that the only source of funds for claims against the Partnership in connection with the purchase of the Hotels for breaches of any representations and warranties is the $2,000,000 (plus interest earnings thereon) held in the Trust Fund.

         Prior to the closing of the sale of the Hotels, the Purchase Agreement may be terminated by the Buyer or the Seller under certain circumstances. The Buyer may terminate the Purchase Agreement if: (i) the Partnership materially breaches a representation, warranty or covenant set forth in the Purchase Agreement, or (ii) all of the conditions to the Partnership's obligation to sell the Hotels have been satisfied and the Partnership fails to close the sale. In the event that the Buyer terminates the Purchase Agreement for any of the reasons set forth above, the Buyer is entitled to a return of its deposit. If the Buyer terminates the Purchase Agreement for either of the reasons set forth above, the moneys on deposit with the title company, as escrow agent, will be returned to the Buyer and the Partnership will be obligated to pay the costs of title policy commitments and surveys.

         The Partnership may terminate the Purchase Agreement if: (i) Investors have not approved the sale of the Hotels to the Buyer by April 30, 1996 under terms set forth in this Consent Solicitation Statement and the Purchase Agreement, (ii) the Buyer materially breaches a representation, warranty or covenant under the Purchase Agreement, or (iii) all of the conditions to the Buyer's obligation to close have been satisfied and the Buyer fails to close the purchase of the Hotels. In the event that the Partnership terminates pursuant to (i) above, the moneys on deposit with the title company, as escrow agent will be returned to the Buyer and, except with respect to certain indemnity obligations of the Buyer, neither party shall have any further obligation to the other. In the event that the Partnership terminates the Purchase Agreement pursuant to clauses (ii) or (iii) above, the moneys on deposit with the title company, as escrow agent, will be paid to the Partnership.

         The Buyer is required to assume or terminate all third-party contracts with respect to the Hotels except the Doubletree Management Agreements, although if the Buyer does not elect to assume the Doubletree Management Agreements, it must pay a sale termination fee (the "Sale Termination Fee") under each Management Agreement. Under the Doubletree Management Agreements, the Partnership has the right to terminate the Management Agreements upon the sale of the Hotels to the Buyer provided Doubletree is notified of the pending sale and is paid a Sale Termination Fee of $550,000 for the Dallas Hotel, $425,000 for the Tampa Hotel and $450,000 for the Ft. Lauderdale Hotel. If the termination notice is not given to Doubletree at least 60 days before the closing of the sale, the Partnership must also pay Doubletree an amount which will leave Doubletree in the same economic position as if the notice had been given at least 60 days before the sale closing (including paying Doubletree for WARN Act (the federal plant closing and notification law) liabilities, if any). If the Buyer determines not to assume the Doubletree Management Agreements, the Buyer, and not the Partnership, will have to pay the foregoing Sale Termination Fee.

         Buyer has agreed that the sole and exclusive source of funds to which it will look subsequent to the sale of the Hotels for recourse in the event of a breach or default by the Partnership for any of the Partnership's representations, warranties, covenants or obligations under the Purchase Agreement will be a $2,000,000 (plus interest earnings) trust fund (the "Trust Fund") to be established by the Partnership with Norwest Bank Arizona, National Association immediately after closing with a portion of the proceeds from the sale of the Hotels. The Partnership and the Buyer have agreed to negotiate the provisions of the trust and escrow agreement pursuant to which the Trust Fund will be held and disbursed. In order for the trust agreement to satisfy certain securities law and federal income tax provisions, it is expected that the trust agreement will contain the following features: (i) specify that beneficial interests in the Trust Fund will not be transferable except by operation of law or the death of the beneficiary; (ii) specify that the sole purpose of the Trust Fund will be the liquidation of its assets and the distribution of any proceeds in the liquidation; (iii) specify that the trustee will have only those powers necessary to accomplish the foregoing purpose; (iv) if the trust agreement permits the trustee to invest trust funds prior to payments to third parties or distributions to beneficiaries, the trust agreement will prohibit the trustee from buying and selling such investments prior to their maturity;
(v) require that the trustee provide each beneficiary with periodic reports containing unaudited financial statements and certain other information, and that the trustee file such reports with the Securities and Exchange Commission; and (vi) provide that the Trust Fund will terminate upon the earlier of the complete distribution of the trust corpus or three years from the date of the sale of the Hotels. In this regard, the Partnership and the Buyer have agreed that the Trust Fund will only be available to satisfy claims of the Buyer made during the one-year period commencing upon the date the Buyer acquires the Hotels. If, at the end of such one-year period, no claims have been made by Buyer or if final decisions have been rendered for all disputed claims, the remaining balance of the Trust Fund will be disbursed to Investors. If, however, there exist disputed claims at the end of such one-year period, no disbursements will be made from the Trust Fund until a final decision has been reached as to all disputed claims; provided, however, that no later than three years after the acquisition of the Hotels by the Buyer the remaining balance of the Trust Fund will be disbursed to Investors, and the Buyer will have no further recourse as to such disputed claims.

         In the event that a competing and more favorable offer (a "Competing Offer") to acquire the Hotels is received by the Partnership prior to obtaining the Consent described in this Consent Solicitation Statement, then the Partnership is required to advise the Buyer of the manner in which the terms of the Competing Offer are more favorable to the Partnership than those offered by the Buyer and allow the Buyer a fifteen-day period to agree to match the terms offered pursuant to the Competing Offer. In the event that the Buyer does not agree to match the Competing Offer, the Partnership will be entitled to enter into a contract with respect to the Competing Offer provided that the Partnership causes the title company to return the moneys on deposit to the Buyer. At the time of the closing of the Competing Offer, the Partnership must pay to the Buyer a sum of money in an amount equal to three percent of the Purchase Price as the Buyer's sole and exclusive remedy as a result of the termination of the Purchase Agreement. If the Competing Offer is terminated and the Hotels are not conveyed by Partnership to the buyer under the Competing Offer, the Partnership must notify the Buyer and the Buyer will have a period of ten business days after receipt of the Partnership's notice to notify the Partnership of the Buyer's election to enter into a purchase agreement with Partnership for the purchase of the Hotels on the terms and conditions set forth in the Purchase Agreement, but with such adjustments to the time periods for deliveries, reviews and closing as the parties shall in good faith require.

APPRAISALS

         The Partnership has received an appraisal (the "Appraisal") dated March 10, 1995 from Cushman & Wakefield, Inc. Cushman & Wakefield, Inc. is a nationally recognized, independent and fully diversified real estate firm with extensive valuation experience. The General Partner elected to retain Cushman & Wakefield, Inc. to render the appraisal because it has rendered similar appraisals to affiliates of the General Partner since 1981 and because of its valuation experience. The General Partner and its affiliates have no contract, agreement or understanding with Cushman & Wakefield, Inc. regarding any future engagement. The Appraisal was restricted to the market value of the Partnership's interest in the Hotels. The Appraisal did not render an opinion as to the value of other assets or liabilities of the Partnership.

         For purposes of preparing the Appraisal, the Hotels were reinspected during 1994 by Cushman & Wakefield's Appraisal Services Group. The valuation in the Appraisal addressed the market value of the fee simple interest in the Hotels as a going concern. Among other assumptions, Cushman & Wakefield, Inc. assumed that the highest and best use of the Hotels is their continued use as hotel properties. After considering numerous factors, the Appraisal concluded that the market value of the fee simple interest in the Hotels, as of December 31, 1994, was $50,000,000 or $250 on a per Unit basis. The General Partner believes the substantial difference between the Appraisal and the Purchase Price of the Hotels is the result of improving conditions in the hotel industry as a result of increased liquidity for the financing of hotel acquisitions and the lack of substantial new construction of hotels. The General Partner also believes this difference is the result of capital improvements made by the Partnership since obtaining possession of the Hotels and the management services rendered by the General Partner to the Partnership since January 1, 1991. The General Partner will not obtain an appraisal dated subsequent to the Appraisal prior to the contemplated sale of the Hotels.

                                PROPOSAL NO. 1:

                        SALE OF ALL PARTNERSHIP PROPERTY

         The General Partner has recommended that all of the Partnership's interest in the Hotels be sold and the Partnership dissolved. Section 5.4(b)(i) of the Partnership Agreement requires the consent of the Investors holding more than 50% of Units to dispose of all or substantially all of the assets of the Partnership. Investors will be asked on the Consent Date to approve the terms of an offer to purchase all of the Hotels in a single transaction by the Buyer for consideration consisting of cash in the amount of $73,250,000 and the assumption by the Buyer of the Partnership's obligations with respect to the Hotels, and the release of the Partnership of all liabilities related to its ownership of Hotels, which purchase will be followed by a liquidation of the Partnership and final distribution of assets. The Buyer is not affiliated with the General Partner or any of its partners, officers or directors or the Partnership. This proposal also authorizes the General Partner, in the event the Buyer fails to purchase the Hotels, to negotiate and accept the terms of an offer to purchase the Hotels with any other party not affiliated with the Partnership or the General Partner followed by a liquidation of the Partnership and final distribution of assets, provided the purchase price is at least $70,000,000 in cash. The General Partner currently has no reason to believe that the Buyer will fail to purchase the Hotels.

         The background and reasons for the sale of the Hotels and the liquidation and dissolution of the Partnership are set forth below. A description of the history and business of the Partnership and the Hotels is set forth above under "HISTORY OF THE PARTNERSHIP." In the event Investors fail to approve the sale of the Hotels, the General Partner will continue to manage and operate the Hotels.

BENEFITS OF SALE OF HOTELS AND LIQUIDATION OF PARTNERSHIP

         The General Partner believes that current market conditions make the sale of the Hotels advisable. The market for the sale of hotel real estate has improved over the past several years. This market improvement is reflected, according to industry sources, by an increasing number of purchases of hotels and increases in both average daily room rates and occupancy rates. In addition, there has been a low rate of new construction of hotels in the United States over the last several years and increased availability of financing for hotel properties.

         There has also been an increase in the demand for hotel properties as a result of consolidation and restructuring in the hotel industry, including transactions in which brands and companies were acquired by investors with adequate financing. New investors include groups of professional real estate investors, including institutional investors and management companies.

         As a result of these improved market conditions and the current demand for hotel properties, the General Partner concluded that it was an appropriate time to sell the Hotels. In order to possibly increase the selling price of the Hotels, the General Partner retained Lehman

Brothers as financial advisor to solicit potential purchasers. See "HISTORY OF THE PARTNERSHIP-Engagement of Financial Advisor."

         In liquidation, the Partnership will pay off existing liabilities and debts and distribute the net liquidation proceeds to the Investors and the General Partner in accordance with the Partnership Agreement. Existing liabilities and debts of the Partnership are not anticipated to be substantial. The estimated transaction costs of the sale of the Hotels and the liquidation of the Partnership are expected to be approximately $500,000 (exclusive of the financial advisory fee payable to Lehman Brothers and the fee to the General Partner if Proposal No. 2 is approved). See "UNAUDITED PRO FORMA FINANCIAL INFORMATION." The primary advantage of this strategy is that it allows for final liquidation of the Investors' investment and a substantial distribution of cash as described under "UNAUDITED PRO FORMA FINANCIAL INFORMATION." An additional benefit of the sale of the Hotels is that the anticipated estimated liquidating distribution will be substantially higher than recent secondary sale transactions for the Units. Following liquidation, Investors would be at liberty to use the funds received for investment, business, personal or other purposes. The benefit of liquidation depends in large measure upon the amount and timing of the distributions that the Investors could reasonably expect as a result of liquidating the Partnership's assets. Relevant to this consideration is an assessment as to whether the continued holding of the Hotels will improve the overall return that might be realized by the Investors. These assessments should be considered in view of the original investment objectives of each Investor, and the extent to which those investment objectives have been or, with additional time, might be fulfilled.

DETRIMENTS OF SALE OF HOTELS AND LIQUIDATION OF PARTNERSHIP

         The sale of the Hotels would deprive the Investors of any benefits from possible future appreciation and operation of the Hotels. Certain circumstances currently affecting the financial and real estate markets must be taken into account when considering the desirability and timing of any proposed sale of the Hotels. For example, the fundamental operating results for hotel properties may improve during the next few years. If new construction were to remain at low levels and financing were to continue to be available on reasonable terms and conditions, the value of the Hotels might increase.

         An additional detriment of the sale of the Hotels is that such sale would terminate the Second Amended Repurchase Agreements of the Woolley/Sweeney Partnerships. See "HISTORY OF THE PARTNERSHIP-The 1991 Default by the Woolley/Sweeney Partnerships." The Second Amended Repurchase Agreements grant the Partnership an option to require Messrs. Woolley and Sweeney to repurchase the Hotels from the Partnership on or after October 20, 2001, and on or before April 20, 2002, at a price of approximately $35,636,000 for the Fort Lauderdale, Florida Hotel, $35,068,000 for the Tampa, Florida Hotel and $41,426,000 for the Irving, Texas Hotel (a total of approximately $112,130,000).

         The General Partners considered the effect of the sale of the Hotels and the resulting termination of the Second Amended Repurchase Agreement in connection with recommending the sale of the Hotels. The General Partner concluded that a sale in 1995 in light of current hotel market conditions was better for Investors than exercising the Partnership's option in 2001 to require the Woolley/Sweeney Partnerships to repurchase the Hotels. In reaching this conclusion, the General Partner noted that the Partnership's rights under the Second Amended Repurchase Agreement are not currently exercisable and, that if exercised in 2001, would likely result in costly and time-consuming litigation. This conclusion is based upon the history of prior litigation between the Partnership and the Woolley/Sweeney Partnerships. See "HISTORY OF THE PARTNERSHIP." Further, the General Partner believes that the Partnership's ability to collect approximately $112,130,000, which is the total amount which would be owed under the Second Amended Repurchase Agreement, is uncertain. Furthermore, the obligations under the Second Amended Repurchase Agreement are personal to Messrs. Woolley and Sweeney and might result in a bankruptcy filing by either or both of them. Moreover, the General Partner is unable to determine whether Messrs. Woolley and Sweeney would have the financial resources to repurchase the Hotels under the Second Amended Repurchase Agreement, even if such persons desired to do so.

         Finally, the sale of all of the Hotels will result in the liquidation of the Partnership. Upon liquidation, the periodic distributions to the Investors from the Partnership would therefore cease.

PARTNERSHIP AGREEMENT PROVISIONS REGARDING DISSOLUTION OF PARTNERSHIP

         The following discussion of the provisions of the Partnership Agreement concerning the dissolution and liquidation of the Partnership is qualified in its entirety to the Partnership Agreement.

         Pursuant to Section 8.1 of the Partnership Agreement, the Partnership will dissolve upon the occurrence of certain events, including the sale or other disposition at one time of all or substantially all of the Partnership assets. After the sale of the Hotels as proposed in this Consent Solicitation Statement, the General Partner will dissolve the Partnership. However, the Partnership will not terminate until the Partnership Agreement has been cancelled and the assets of the Partnership have been distributed.

         Section 8.2 of the Partnership Agreement provides that, upon the dissolution of the Partnership, its liabilities will be paid first to third party creditors and then to the General Partner for any loans or advances made by it to the Partnership. Any amounts remaining will be distributed: first, to the Limited Partners (and with respect to the Initial Limited Partner, for the benefit of the Investors to the extent of their Units) in the amounts of their respective capital accounts on the date of distribution; second, to the General Partner in the amount of its capital account on the date of distribution; third, to the Limited Partners (and with respect to the Initial Limited Partner, for the benefit of the Investors to the extent of their Units) in an amount necessary to return their Adjusted Capital Contributions (as defined in the Partnership Agreement); and fourth, to the Partners (and with respect to the Initial Limited Partner, for the benefit of the Investors to the extent of their Units) in respect of profits in accordance with the profit allocation provisions of the Partnership Agreement. As of September 30, 1995, the General Partner's Capital Account had a negative balance of approximately $324,000, and the General Partner will be obligated to contribute cash to the Partnership in the amount of the negative balance. Any such cash will be distributed in the foregoing order of priority. Proposal No. 2 of this Consent Solicitation Statement amends these provisions and provides for the payment of a fee to the General Partner upon liquidation of the Partnership.

         Section 8.2 of the Partnership Agreement also provides that, upon dissolution, the General Partner may cause the Partnership's then remaining assets to be sold in such manner as it, in its sole discretion, determines in an effort to obtain the best prices for the assets. Following sale of the Hotels, the General Partner does not expect that the Partnership will have any substantial assets other than cash. Pending completion of the sale of assets and the cancellation of the Partnership Agreement, the General Partner will have the right to continue to operate the business of the Partnership and otherwise deal with Partnership assets.

ACCOUNTING TREATMENT

         The proposed sale of the Hotels will be treated as a sale of the real estate and related assets under the full accrual method. Under this method of accounting, profit is recognized in full when the sale is consummated. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION."

FEDERAL INCOME TAX CONSIDERATIONS

         Kutak Rock, counsel for the General Partner ("Counsel"), has rendered an opinion regarding the material federal income tax consequences associated with the sale of the Hotels (the "Sale") and the transactions related thereto, which are summarized in this section and which may affect Investors who are individuals and citizens or residents of the United States. The following discussion further briefly summarizes such issues which may affect certain Investors which are tax-exempt persons. This summary was prepared by Counsel and is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated or proposed thereunder (the "Regulations") and published rulings and court decisions, all of which are subject to changes which could adversely affect the Investors. Each Investor should consult his own tax advisor as to the specific consequences of the proposed Sale, and the transactions related thereto, that may apply to such Investors. No ruling from the IRS, or from any other taxing authority, will be sought or obtained as to any of the following tax issues, and, neither the IRS nor the courts are bound by the discussion set forth below.

OPINIONS OF COUNSEL

         Counsel has rendered its opinion to the Partnership concerning the material federal income tax consequences relating to the Sale and the related transactions. Subject to the limitations and qualifications described below, Counsel has opined that as of the date hereof, the Partnership will be characterized as a partnership rather than as an association taxable as a corporation for federal income tax purposes and that the Sale, if consummated, will be a taxable transaction in which gain or loss is recognized in full. Such opinions are based in part upon certain representations of the General Partner. In addition, Counsel has rendered its opinion to the effect that this discussion, which represents the material federal income tax consequences associated with the Sale, and which may affect Investors who are individuals and citizens or residents of the United States, is correct to the extent such discussion describes provisions of the Code or interpretations thereof.

FEDERAL INCOME TAX CHARACTERIZATION OF THE PARTNERSHIP AND THE TRUST FUND

         Under Section 7701 of the Code and the Regulations promulgated thereunder, an entity organized under state law as a limited partnership will be characterized as a partnership rather than an association taxable as a corporation for federal income tax purposes, if it possesses no more than two of the following four enumerated corporate characteristics:

         (i)      Free transferability of interests;

         (ii)     Continuity of life;

         (iii)    Centralization of management; and

         (iv)     Limited liability.

         Notwithstanding the foregoing, under Section 7704 of the Code an entity which is deemed a publicly traded partnership will be characterized as an association taxable as a corporation. For this purpose, a partnership will be considered publicly traded if its interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof.

         An entity organized under state law as a liquidating trust will be characterized as a trust for federal income tax purposes if it is organized for the purpose of liquidating assets and distributing the proceeds thereof and if its activities are limited to those reasonably necessary to accomplish such purpose. Conversely, if the liquidation period is unduly prolonged or if the trust conducts substantial business activities, the entity will be treated as an association taxable as a corporation for federal income tax purposes.

         Counsel will deliver its opinion to the Partnership to the effect that as of the date hereof the Partnership is characterized as a partnership for federal income tax purposes. In addition, Counsel will deliver its opinion to the effect that as of the date hereof, the Trust Fund will be characterized as a trust rather than as an association taxable as a corporation for federal income tax purposes. Such opinions are based in part upon a number of representations by the General Partner including a representation concerning the number of units in the Partnership which were traded in each year. If the Service were to successfully challenge the federal income tax characterization of the Partnership, gain or loss recognized as a result of the Sale would be taken into account by the Partnership rather than the Investors and, in addition, distributions of the proceeds thereof likely would be taxable to the Investors as dividends. Similarly, if the Trust Fund were treated as an association, investment income of the Trust Fund would be subject to tax and the distributions thereof would be taxable to the Investors as dividends.

TAX CONSEQUENCES OF THE SALE

         In connection with the Sale, the assets of the Partnership will be transferred to the Buyer in return for cash. The Partnership will then immediately liquidate and distribute such cash to the Investors and to the Trust Fund, respectively. Each Investor will be required to recognize a share of the income or loss of the Partnership for its final taxable year, subject to the limits described below, including gain or loss recognized as a result of the Sale. Each Investor will receive a final Schedule K-1 from the Partnership as soon as practical after the liquidation of the Partnership. Following the termination of the Trust Fund, each Investor will receive a Form 1099-INT, disclosing that Investor's share of any interest earned by the Partnership on the Trust Fund. As described above, the Sale will constitute a taxable transaction in which gain or loss will be recognized in full.

         The amount of gain or loss recognized by the Partnership will equal the difference between (i) the sum of the amount of cash received as a result of the Sale, including cash transferred to the Trust Fund, and the amount of any liabilities assumed by the Buyer, and (ii) the adjusted basis of its assets including the Hotels. The amount of gain or loss recognized by the Partnership as a result of the Sale will be allocated among its partners in accordance with the terms of the Partnership Agreement. Each Investor will take into account his share of such gain or loss regardless of whether he voted in favor of the Sale.

         Under the provisions of Section 1060 of the Code, in the event of a sale of assets which constitute a trade or business, for purposes of calculating gain or loss, the seller will be required to segregate its assets into certain classes. The consideration to be received for such assets will be allocated among the classes and among assets of a particular class in accordance with their respective fair market values. The General Partner believes that the allocation to be used by the Partnership in connection with the Sale represents the fair market values of its assets. If the IRS were to successfully challenge such allocation, the amount of ordinary income to be recognized by the Partnership could be increased.

         The Partnership has not made an election under Section 754 of the Code. This election, if made, would permit the Partnership to adjust the basis of its assets to reflect the price paid by a purchaser of Units. Because this election has not been made, the amount of gain or loss recognized by the Partnership as a result of the Sale will be determined solely by reference to the basis of its assets and not by the purchase price paid by any Investor for his Units. The allocation by the Partnership of each Investor's gain or loss in connection with the Sale will be determined by reference to the basis of the Partnership in its underlying assets rather than by reference to the basis of an Investor's Units. However, as described in greater detail below, the amount of gain actually recognized by an Investor as a result of the liquidation of the Partnership will be determined in part by reference to the basis of his Units.

         Except as with respect to recapture income described below, gains or losses recognized as a result of the Sale will be treated as realized from the sale of assets used in a trade or business within the meaning of Section 1231 of the Code. Each Investor will be required to net his gain or loss from the Sale with gains or losses of Section 1231 assets from other sources. If the result of such netting is a loss, such loss will be treated as an ordinary loss. Conversely, if the result of such netting is a gain, such gain will be treated as a capital gain. In certain cases, Section 1231 gain, which otherwise would be treated as capital gain, will be recharacterized as ordinary income to the extent of losses from Section 1231 assets recognized during any of the five preceding years. Each Investor should consult his own tax advisor concerning the application of the provisions of Section 1231 of the Code. All or a portion of the gain attributable to personal property recognized by the Partnership as a result of the Sale will be characterized as ordinary income. Gain recognized as a result of the Sale will be treated as passive income under the provisions of Section 469 of the Code.

         The Sale will not result in the recognition of material unrelated business taxable income ("UBTI") by any tax-exempt Investor which does not hold Units in the Partnership either as a "dealer" or as debt-financed property within the meaning of Section 514, and is not an organization described in Code
Section 501(c)(7) (social clubs), 501(c)(9) (voluntary employees' beneficiary associations), 501(c)(17) (supplemental unemployment benefit trusts) or 501(c)(20) (qualified group legal services plans). The four classes of exempt organizations noted in the previous sentence may recognize gain or loss on the Sale.

         Upon consummation of the Sale, the General Partner intends to liquidate the Partnership and distribute the net proceeds to its Investors and to the Trust Fund for the benefit of the Investors. The taxable year of the Partnership will end at such time and each Investor in the Partnership must report, in his taxable year that includes the Sale, his share of all income, gain, loss, deduction and credit for such Partnership through the date of the Sale (including gain or loss resulting from the Sale described above). Each Investor whose taxable year is not a calendar year could be required to take into income in a single taxable year his share of income of the Partnership attributable to more than one of its taxable years.

         The net proceeds of the Sale will be distributed among the Investors and the General Partner in a manner which will be on a pro rata basis based on their respective capital account balances adjusted to reflect the gain or loss recognized as a result of the Sale. The Investors will be required to recognize gain as a result of the distribution of cash in liquidation of the Partnership only to the extent such distribution, including cash transferred to the Trust Fund, exceeds the basis of their Units. If the amount of cash distributed in liquidation of the Partnership is less than the basis of an Investor in his Units, such Investor will be permitted to recognize a loss to the extent of such excess. Each Investor who purchased his Units in the initial offering thereof will recognize a loss as a result of the liquidation. If the liquidation does not occur during the same taxable year as the Sale, Investors would not be entitled to use any such loss to offset gain recognized as a result of the Sale.

         The General Partner expects a taxable gain of approximately $125 per $500 Unit from the sale, a majority of which will be Section 1231 or capital gain. In the case of Units assigned during the year in which the Sale occurs, gain will be allocated among the transferor and transferee thereof based on the number of days of the year each held such interest. In addition, if the Sale is consummated, each Investor will be required to take into account a share of the gain recognized as a result thereof whether or not such Investor voted in favor of the Sale. The General Partner anticipates that the sale will not generate a material amount of unrelated business taxable income for tax-exempt Investors. The General Partner expects that as a result of the liquidation of the Partnership, each Investor who acquired his Units in the initial offering thereof will also recognize a loss of approximately $53 per Unit.

TAXATION OF TAX-EXEMPT INVESTORS

         As a general matter, persons who are exempt from tax under the provisions of Section 501 of the Code will be entitled to exclude from the calculation of unrelated business taxable income ("UBTI") any capital gains, unless the properties to which the gains are attributable are subject to acquisition indebtedness. Acquisition indebtedness includes debt incurred to purchase or improve property and certain debt incurred either before or after the acquisition or improvement of such property. The Hotels are not subject to acquisition indebtedness. Any gain recharacterized as ordinary income under the provisions of Section 1245 of the Code will be required to be included in the calculation of UBTI by Investors who are tax-exempt persons. Each Investor who is a tax-exempt person should consult his own tax advisor concerning the recognition of UBTI as a result of the Sale.

STATE TAX CONSEQUENCES AND WITHHOLDING

         The Partnership may be subject to state or local taxation in various state or local jurisdictions, including those in which it transacts business. The state and local tax treatment of the Partnership and its partners may not conform to the federal income tax consequences discussed above. Consequently, Investors should consult their own tax advisors regarding the effect of state and local tax laws on the Sale.

REGULATORY REQUIREMENTS

         Except for state and local filings in connection with liquor licenses for the Hotels, no federal or state regulatory requirements, other than applicable requirements related to federal and state securities laws, if any, must be complied with in order to complete the sale of the Hotels, and no regulatory approvals must be obtained in order to complete the sale. In addition, Investors will not have dissenter's right in the event Proposal No. 1 is approved.

         THE GENERAL PARTNER RECOMMENDS THAT INVESTORS CONSENT TO PROPOSAL NO. 1 BY MARKING THE "FOR" BOX.

                                PROPOSAL NO. 2:

                              GENERAL PARTNER FEE

         The General Partner recommends that Investors consent to an amendment to the Partnership Agreement authorizing the payment of a fee in the amount of $982,620 (the "Fee") to the General Partner for substantial and unanticipated services rendered to the Partnership from January 1, 1991 to the date of liquidation of the Partnership. As described below, these services were not anticipated under the original Partnership Agreement which did not contemplate the direct ownership of the Hotels by the Partnership and therefore contained no provisions for the compensation of the General Partners for services performed when the Partnership owned and operated the Hotels. The amount of this Fee is based upon the loan servicing fees which would have been paid to the General Partner if the Hotels had not been acquired by the Partnership. The Fee would be payable after the closing of the sale of the Hotels and upon the final distribution of assets and liquidation of the Partnership.

         When the Partnership was originally organized and commenced operations, the Partnership received revenue from ground leases and loans for the Hotels from the Woolley/Sweeney Partnerships. In order to maximize distributions to Investors, the General Partner fees for Partnership operations were paid not by the Partnership, but by the Woolley/Sweeney Partnerships. The two fees payable by the Woolley/Sweeney Partnerships were (i) an advisory fee (the "Advisory Fee") payable to an affiliate of the General Partner and (ii) loan servicing fees (the "Loan Servicing Fee"), also payable to an affiliate of the General Partner. The Loan Servicing Fee was intended to compensate the General Partner for its servicing of the loans for the Hotels and was not intended to compensate the General Partner in the event the Partnership owned and operated the Hotels.

         The Advisory Fee consisted of an annual fee equal to 30% of the net operating cash flow (as defined) of the Hotels. No amounts were received by the affiliate of the General Partner for the Advisory Fee during the life of the Partnership.

         The Loan Servicing Fee was an amount equal to 1/4 of 1% of the original principal amount of the loans for the Hotels. The Loan Servicing Fee was payable in advance on a quarterly basis by the Woolley/Sweeney Partnerships. The Loan Servicing Fee was payable for a 10-year period commencing on the dates the loans for the Hotels were made. As a result of the 1992 Settlement Agreement, the Loan Servicing Fee was terminated. The Loan Servicing Fee resulted in annual payments of approximately $79,000 for the Irving, Texas Hotel, $69,000 for the Fort Lauderdale, Florida Hotel and $69,000 for the Tampa, Florida Hotel. Since the organization of the Partnership, the affiliate of the General Partner has received an aggregate of approximately $1,104,000 for the Loan Servicing Fee. As described above under "HISTORY OF THE PARTNERSHIP," the Partnership acquired the Hotels in April 1992 pursuant to the

1992 Settlement Agreement with the Woolley/Sweeney Partnerships. The last payment of the Loan Servicing Fee was received in April 1991 for the quarter ended June 1991. Since that date, the General Partner has received no fees from the Partnership. The General Partner has continued to receive a reimbursement of expenses as permitted under the Partnership Agreement and one percent of Partnership cash flow by virtue of its general partnership interest in the Partnership. See "GENERAL PARTNER COMPENSATION."

         The Partnership Agreement, as initially executed, did not contemplate the direct ownership of the Hotels by the Partnership as a result of foreclosure and therefore there was no provision for the compensation of the General Partner in the event the Partnership owned and operated the Hotels. Since January 1991, the General Partner has provided substantial and unanticipated management services to the Partnership as a result of the Partnership's ownership and operation of the Hotels, for which it has received no compensation. The services of the General Partner include (i) services required to obtain possession of the Hotels, (ii) services required by the lengthy litigation with the Woolley/Sweeney Partnerships (see "HISTORY OF THE PARTNERSHIP"), (iii) services required to correct deferred maintenance of the Hotels incurred prior to the Partnership obtaining possession of the Hotels,
(iv) services performed in the selection of a new hotel manager and negotiation of new contracts for the operation of the Hotels after the Partnership obtained possession of the Hotels, (v) services performed in the implementation of asset management procedures to facilitate the professional management and control of the operations of the Hotels, and (vi) services performed in connection with the proposed sale of the Hotels.

         The amount which would have been received by an affiliate of the General Partner with respect to the Loan Servicing Fee from July 1991 to December 1995 is $982,620. As a result, the proposed Fee is also $982,620 and is equal to the unpaid Loan Servicing Fee. The Fee is an amount the General Partner believes to be fair and reasonable. This belief is based upon a comparison of (i) the amount of the Loan Servicing Fee which would have been received by an affiliate of the General Partner and (ii) customary fees for real estate limited partnerships as reflected in the Guidelines for Real Estate Programs of the North American Securities Administrators Association, Inc. (the "Blue Sky Guidelines").

         By comparison, under the Blue Sky Guidelines, a general partner of a real estate limited partnership is entitled to various fees, which include up to ten percent of cash available for distribution by such partnership and a property management fee of up to six percent of property gross revenue, provided such property management fee is no greater than the competitive fee for the geographic area.

         The General Partner calculated the fee it would have received under the Blue Sky Guidelines based upon ten percent of cash available for distribution, for the period from January 1, 1992 through September 30, 1995 and determined the amount of the Fee to be approximately $1,320,000. The General Partner also calculated the property management fee it would have received, based upon three percent of property gross revenue, for the same period and determined the amount of the property management fee to be approximately $2,215,000.

Therefore, the total amount of Fees which could have been paid to the General Partner consistent with the Blue Sky Guidelines was approximately $3,535,000.

         On the basis of this analysis, the General Partner believes that a Fee of $982,620, which was equal to the Loan Servicing Fee that the General Partner would have received, was fair and reasonable. This Fee was not determined by arm's-length negotiation with any person representing the Investors.

         Section 10.1(c)(iii) of the Partnership Agreement requires the consent of more than 50% of the interests in the Partnership held by Limited Partners to amend the Partnership Agreement to authorize the payment of the Fee. Pursuant to Section 10.1(b) of the Partnership Agreement, the General Partner has proposed that Section 5.6 of the Partnership Agreement be amended to authorize the payment of the Fee by adding a new Section 5.6(e) to read as follows:

         "(e) For its services to the Partnership from January 1, 1991 through the date of liquidation of the Partnership, the General Partner shall be paid a fee by the Partnership in the amount of $982,620. Such fee shall be payable to the General Partner following the sale of the Hotels and upon the final distribution in liquidation of the Partnership."

         If Investors consent to the Fee, the Fee will be paid to the General Partner upon liquidation of the Partnership and at the same time the Trust Fund is established. See "HISTORY OF THE PARTNERSHIP-Purchase Agreement."

         THE GENERAL PARTNER RECOMMENDS THAT THE INVESTORS CONSENT TO PROPOSAL NO. 2 BY MARKING THE "FOR" BOX.

                          GENERAL PARTNER COMPENSATION

         Pursuant to provisions of the Partnership Agreement, the officers and directors of PCMC serve in such capacities without remuneration from the Partnership. The General Partner is entitled to be reimbursed for certain expenses as permitted under the Partnership Agreement.

         As a general partner of a partnership, the General Partner is allocated one percent of all profit, gain, loss, deductions and credits for federal income tax purposes and one percent of all cash flow of the Partnership. The General Partner is also entitled to a subordinated real estate disposition fee under certain circumstances.

         The Initial Limited Partner serves as assignor and initial limited partner without compensation from the Partnership. It is not entitled to any share of the profits, losses or cash distributions of the Partnership. The director and officers of the Initial Limited Partner serve without compensation from the Initial Limited Partner or the Partnership.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         As of January 29, 1996, the only person or group known by the Partnership to own directly or beneficially 5% or more of the outstanding Units of the Partnership was Pitt & Co., a nominee of Minneapolis Employees' Retirement Fund, P.O. Box 2444, Church Street Station, New York, New York 10008. As of that date, Pitt & Co. owned 10,000 Units, or 5% of the total number of Units.

         The General Partner of the Partnership and its general partners owned no Units as of January 29, 1996. The directors and officers of PCMC, individually and as a group, owned less than 1% of the Units as of December 1995. PCMC is owned 66.67% by Morton Fleischer and 33.33% by Robert W. Halliday.

         The Initial Limited Partner has an interest in the Partnership as a limited partner and it serves as the owner of record of all of the limited partnership interests assigned by it to the Investors. However, the Initial Limited Partner has no right to vote its interest on any matter and it must vote the assigned interests as directed by the Investors.

                                    INDUSTRY

         The hotel industry is highly competitive. The principal areas of competition include the location of the hotel facility, the size and configuration of rooms or suites, the daily room rental rate, the quality of the furnishings, services and other amenities provided, public identification of the hotel chain and convenience of reservation confirmation services. The success of the Partnership is dependent upon the Partnership's and Doubletree Partners' ability to implement asset management procedures that will facilitate the professional management and control of the operations of the Hotels. The success of the Partnership may also depend on the ability of each Hotel to remain competitive in its room and occupancy rates, amenities, location and service, among other factors.

         In 1994, operating statistics for the United States hotel industry indicated improvement over 1993. According to industry statistics as provided by industry sources which the General Partner believes reliable, increasing demand in the hotel industry resulted in an average room occupancy for 1994 of 65.2%, an increase of 3.3% over the prior year. This statistic is comparable to the Partnership's Hotels' average room occupancy of 65.3% for 1994. The average room rate for all hotels in the United States for 1994 was $63.63, an increase of 3.8% over 1993. The Partnership's Hotels' average room rate increased 2.6% in 1994 to $86.57.

         The all-suite segment, which includes properties similar to the Hotels, continues to be one of the top performing segments, with 1994 occupancy increasing 2.1% and rates increasing 4.5% over 1993. By comparison, the upscale segment showed occupancy increasing 1.8% and rates increasing 3.8%.

         Reflecting both the change in occupancy and daily room rate, the revenue per available suite ("REVPAS") increased 7.3% in 1994 to $41.49 nationwide. For all-suite properties the increase was 6.8% to $61.55, which was comparable to the Partnership's hotels' average REVPAS in 1994 of $56.50.

         The Partnership does not segregate revenues or assets by geographic region, and such a presentation is not applicable and would not be material to an understanding of the Partnership's business taken as a whole.

         Compliance with federal, state and local law regarding the discharge of materials into the environment or otherwise relating to the protection of the environment has not had, and is not expected by the Partnership to have, any material adverse effect upon capital expenditures, earnings or the competitive position of the Partnership. The Partnership is not presently a party to any litigation or administrative proceeding with respect to its compliance with such environmental standards. In addition, the Partnership does not anticipate being required to expend any funds in the near future for environmental protection in connection with its operations.

         The hotel business, in general, fluctuates seasonally depending on the individual hotel's location and type of target market each property serves. The Partnership's Hotel located in Irving, Texas is situated near an airport and primarily serves the business traveler market. As a result, its business is consistent throughout the year except for the months of November and December when business slows because of the holidays. The Ft. Lauderdale Hotel is somewhat affected by the tourist market, however, it is located in the Cypress Creek Business Park and focuses on the corporate market. The busiest season for the Ft. Lauderdale Hotel is January through April due to the Florida climate. The Hotel located in Tampa, Florida is also impacted cyclically by the Florida climate. The Tampa Hotel, however, is located near the Tampa International Airport and therefore is less dependent upon tourism and therefore its operations are less cyclical.

         No portion of the Partnership's business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the United States Government. The Partnership does not manufacture any products and therefore does not require any raw materials in order to conduct its business.

         The Partnership does not have any employees. All personnel used to operate the Hotels are employees of Doubletree. The Partnership reimburses Doubletree for payroll costs.

                                     HOTELS

         The Partnership owns, unencumbered, a 7.14 acre parcel of land located in Irving, Texas, on which is situated a 312-unit, all-suite hotel purchased by the Partnership on February 27, 1986; a 3.09 acre parcel located in Tampa, Florida, on which is situated a 263-unit, all-suite hotel purchased by the Partnership on May 16, 1986; and a 5.11 acre parcel located in Fort Lauderdale, Florida, on which is situated a 258-unit, all-suite hotel purchased by the Partnership on November 5, 1986. As discussed under "BUSINESS" above, the Hotels currently operate as Doubletree Guest Suites.

         Independent of the Partnership, the Initial Limited Partner has no interest in any real or personal property.

                               LEGAL PROCEEDINGS

         The Partnership and its properties are not parties to, or subject to, any material pending legal proceedings.

              MARKET FOR UNITS AND RELATED SECURITY HOLDER MATTERS

         During the nine months ended September 30, 1995 and the years ended December 31, 1994 and 1993, there was no established public trading market for the Units, and it is unlikely that an established public market for the Units will develop. As of September 30, 1995, there were 14,279 record holders of the Units.

         For the two most recent fiscal years and the interim period ended September 30, 1995, the Partnership made the following cash distributions to the Investors:

                      NINE MONTHS ENDED SEPTEMBER 30, 1995

                                        Per Unit
                                      Distribution                    Total
                                      ------------                    -----

     Date of        Number       Cash From                   Cash From
  Distribution     of Units      Operations      Capital     Operations      Capital
  ------------     --------      ----------      -------     ----------      -------
March 31           200,000         $5.00            -        $1,000,000         -
June 30            200,000          5.00            -         1,000,000         -
September 30       200,000          5.00            -         1,000,000         -

                          YEAR ENDED DECEMBER 31, 1994

                                         Per Unit
                                       Distribution              Total
                                       ------------              -----

     Date of         Number     Cash From                 Cash From
  Distribution      of Units    Operations    Capital     Operations      Capital
  ------------      --------    ----------    -------     ----------      -------
March 31            200,000       $5.00          -        $1,000,000         -
June 30             200,000        5.00          -         1,000,000         -
September 30        200,000        5.00          -         1,000,000         -
December 31         200,000        5.00          -         1,000,000         -

                          YEAR ENDED DECEMBER 31, 1993

                                         Per Unit
                                       Distribution              Total
                                       ------------              -----

     Date of         Number      Cash From                Cash From
  Distribution      of Units    Operations    Capital     Operations      Capital
  ------------      --------    ----------    -------     ----------      -------
March 31            200,000       $4.68          -        $  936,000         -
June 30             200,000        5.00          -         1,000,000         -
September 30        200,000        5.00          -         1,000,000         -
December 31         200,000        5.00          -         1,000,000         -

         Cash from operations, defined as cash return in the agreement of limited partnership which governs the Partnership, is distributed to the Investors. The Adjusted Capital Contribution per Unit of the Investors, as defined in the Partnership Agreement, was $500 as of September 30, 1995. The Adjusted Capital Contribution of an Investor is generally the Investor's initial capital contribution reduced by cash distributions to the Investor of proceeds from the sale of Partnership assets.

         Any differences in the amounts of distributions set forth in the above tables from the information contained in "SELECTED FINANCIAL DATA" below are due to rounding the amount of distributions payable per Unit down to the nearest whole cent and carrying any fractional cents forward from one period to the next.

                            SELECTED FINANCIAL DATA

         The selected financial information set forth below has been derived from the Partnership's Financial Statements included herein and published financial statements of the Partnership previously filed with the SEC and not appearing herein. The Partnership's financial statements for each of the years ended December 31, 1994, 1993 and 1992 have been audited by Arthur

Andersen LLP, independent public accountants. The unaudited financial data for the nine months ended September 30, 1995 and 1994, include all adjustments, that the General Partner considers necessary for a fair presentation of the financial position and the results of operation for these periods. The selected financial data set forth below do not purport to be complete and should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the Partnership's Financial Statements and the notes thereto included elsewhere in this Proxy Statement. All amounts are in thousands of dollars except for per Unit amounts.

                        Nine Months Ended
                           September 30                Year Ended December 31,
                        -----------------   --------------------------------------------
                         1995(1) 1994(1)    1994(1)  1993(1)  1992(1)   1991(2)     1990
                         ----    ----       -------  -------  -------   -------     ----
Revenues                $18,154  $16,201    $21,643  $21,399  $15,303   $ 5,716  $10,597
Net Income (Loss)         3,743    2,211      2,495    2,704    1,396  (29,920)   10,205
Net Income (Loss)

 Per Unit                 18.53    10.94      12.35    13.38     6.91  (148.10)    50.51
Total Assets             54,640   57,815     54,709   56,669   56,454    58,040   98,516
Distributions of Cash
 from Operations
 to Investors             3,000    3,000      4,000    3,938    3,080     3,143    9,202
Distributions of Cash
 from Operations
 Per Unit                 15.00    15.00      20.00    19.69    15.40     15.72    46.01
Return of Capital(3)
 to Investors                 -        -          -        -      420     4,656        -
Return of Capital(3)
 Per Unit                     -        -          -        -     2.10     23.28        -



(1) In 1992, the 1992 Settlement Agreement was reached with the Woolley/Sweeney Partnerships whereby the Hotels were conveyed to the Partnership. As a result, the Partnership no longer receives interest and rent payments under the mortgage and lease agreements related to the Hotels, but owns the Hotels and receives the actual hotel operating income (since April 9, 1992).

(2) Operations in 1991 were impacted by the failure of the Woolley/Sweeney Partnerships to make their land lease and mortgage loan payments in the third quarter of 1991. A $33,500 000 provision was made to write down mortgage loans receivable and land subject to operating leases to estimated realizable value.

(3) Return of capital for financial reporting purposes is not determined in the same manner as return of capital for purposes of determining an Investor's Adjusted Capital Contribution.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     LIQUIDITY AND CAPITAL RESOURCES

           As of September 30, 1995, the Partnership had received $100,000,000 in gross proceeds from its offering of assigned limited partnership interests ("Units"). Net funds available for investment, after payment of sales commissions and organization costs, amounted to approximately $89,000,000. The offering of Units is the Partnership's sole source of capital, and since the final closing of limited partnership units was held on May 9, 1986, the Partnership will not receive additional funds from the offering. As of November 1986, the Partnership was fully invested.

           As of September 30, 1995, the Partnership's balance sheet reflected $4,493,019 of working capital, which represents an increase of $1,537,837 from the December 31, 1994 working capital amount of $2,955,182. During the nine months ended September 30, 1995, the

Partnership generated cash from operating activities of $4,479,642 as compared to $4,975,467 generated in the same period in 1994. The difference between periods is due primarily to an increase in other receivables during the nine months ended September 30, 1995, which represents funds in escrow with a Texas state court related to the settlement with Messrs. Woolley and Sweeney discussed below under "Litigation." These funds are expected to be returned to the Partnership in the fourth quarter of 1995. Cash used for investing activities during the nine months ended September 30, 1995 was $987,418 which principally consisted of hotel renovations of $1,020,288 as compared to $1,042,412 in capital expenditures during the comparable period in 1994. Ongoing capital improvements related to hotel renovations of approximately $150,000 are scheduled to continue through December 1995. Management believes that its existing cash and short-term investments will be sufficient to fund its operations and capital outlays. The Partnership declared a cash distribution to Investors of $1,000,000 for the quarter ended September 30, 1995, which, combined with the first and second quarterly distributions of $2,000,000 amounts to $3,000,000 year to date. Funds held by the Partnership during the period were invested in U.S. Government Agency discount notes and bank repurchase agreements (which are secured by United States Treasury and Government obligations).

         During 1994, Doubletree Partners, the hotel's management company, spent $1,425,000 for purposes of management assumption, brand conversion, and renovation of the three hotels owned by the Partnership in connection with the management agreements between Doubletree Partners and the Partnership. The management agreements provide that if the Partnership sells the hotels during years one through five of the agreements and Doubletree Partners is not retained by the new owners as manager of the hotels, all of the $1,425,000 is to be reimbursed to Doubletree Partners as a sale termination fee, and if the sale occurs in years 6 through 10, fifty percent of the amount is to be reimbursed. No liability has been established in the financial statements related to this contingency because the Purchase Agreement provides that the Buyer will either assume the management agreements and obtain the Partnership's release with respect thereto, or pay the sale termination fee.

RESULTS OF OPERATIONS

         NINE MONTHS ENDED SEPTEMBER 30, 1995 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1994. Room revenue increased by $773,115 or 6% to $13,857,553 for the nine months as compared to $13,084,438 for the same nine months of the prior year. This increase is primarily attributable to the Irving, Texas hotel for which room revenues increased by $761,281 in 1995 over the same period in 1994 as the hotel began to regain some of the market share that was lost as a result of litigation (see "Litigation" below).

         Food and beverage revenue increased by $343,679 or 19% for the nine months as compared to the same nine months of the prior year. The increase primarily resulted because the Partnership hired a new director of catering at the Tampa hotel. The new director brought in new business and increased the wedding reception business of the hotel.

         Other revenues of $2,147,607 for the nine months increased compared to the same nine months of the prior year of $1,311,177. The increase resulted primarily from the reversal during the period of the disputed liabilities as discussed below under "Litigation."

         General and administrative expenses decreased to $2,337,459 for the nine months from $4,565,448 for the same period in 1994. This decrease primarily resulted from disputed claims of approximately $1,800,000 included in the 1994 amount related to the litigation discussed below. If these costs had not been in dispute, this amount would have been included in property operating costs and expenses, advertising and promotion, and repairs and maintenance in 1994. Also contributing to the decrease was a reduction in legal expenses of approximately $480,000 as the litigation with CSMI was substantially over as of June 30, 1995 (see "Litigation" below).

         Advertising and promotion increased by $1,050,863 to $1,648,739 for the period as compared to $597,876 for the same period of the prior year. Doubletree Hotels instituted a national marketing plan in 1995 and, accordingly, the hotels pay a percentage of room revenue for this new marketing program. Additionally, to cultivate the market share that was lost as a result of the litigation, extra marketing personnel were hired and additional advertising expense was incurred.

         Property taxes and insurance decreased by $95,832 or 7% to $1,261,815 from $1,357,647 for the same period of the prior year. Certain of the hotel insurance policies were renewed under plans that Doubletree Hotels made available to the Partnership. These policies provided broader coverage than the previous policies at reduced costs. In addition, the Partnership appealed the hotel property taxes which resulted in tax savings.

         According to industry statistics that the Partnership believes to be reliable, the average daily hotel rate is projected to increase in 1995 at a rate in excess of inflation, while at the same time occupancy is projected to reach approximately 63%. These statistics are true for the industry as a whole although certain markets may be stronger or weaker.

         Certain key statistics and financial information related to the Partnership's hotel operations were obtained from the unaudited financial statements as reported by Doubletree Partners for the nine months ended September 30, 1995 as compared to the same period of the prior year.

                               ADR*                        % of Occupancy                       REVPAS**
                          9 Months Ended                   9 Months Ended                    9 Months Ended
                          --------------                   --------------                    --------------

                   September 30,   September 30,   September 30,    September 30,    September 30,    September 30,
                       1995            1994            1995             1994             1995             1994
                   -------------   -------------   -------------    -------------    -------------    -------------
Ft. Lauderdale        $78.63          $85.62           72.5%            65.3%            $56.53          $54.91
Tampa                 $85.40          $89.10           63.7%            62.6%            $54.38          $55.78
Irving                $90.44          $92.27           79.9%            67.9%            $72.28          $62.64


------------
*Average Daily Room Rate
**Revenue Per Available Suite

         The hotel business, in general, fluctuates seasonally depending on the individual hotel's location and type of target market each property serves. The Partnership's hotel located in Irving, Texas is situated near an airport, primarily serves the business traveler market and its business is fairly consistent throughout the year. The Ft. Lauderdale hotel is somewhat affected by the tourist market, while also focusing on the corporate market, and its busiest season is January through April due to the Florida climate. The hotel located in Tampa, Florida is also impacted cyclically by the Florida climate, however, it is located near the Tampa International Airport and therefore is less dependent upon tourism, and its operations are less cyclical.

LITIGATION

         In connection with the Texas state court litigation settlement, the Partnership agreed to pay CSMI for management services through May 19, 1994 and to reimburse or be reimbursed by CSMI for certain expenses subject to verification and reconciliation by an outside independent accounting firm. The independent accounting firm's report, in summary, concluded that no amount was owed by the Partnership to CSMI. CSMI disputed these findings and filed a motion to set aside the accounting firm's report. On June 10, 1995, the District Court disallowed a major portion of the accounting firm's report and ordered that the Partnership pay CSMI $772,043, which the Partnership had previously recorded as a liability. After depositing approximately $850,000 into an escrow account with the Texas State Court to cover the liability to CSMI, including other costs, the Partnership was granted its motion for a new trial on September 8, 1995. Thereafter, the Partnership began negotiations with CSMI related to property taxes on the Hotels that the Partnership paid in 1991 which otherwise should have been paid by the Woolley/Sweeney Partnerships (the "Advanced Taxes"). The 1992 Settlement Agreement provided that, under certain circumstances, the Woolley/Sweeney Partnerships would be obligated to reimburse the Partnership for the Advanced Taxes in 1996. CSMI has agreed not to require the payment of the $772,043 to CSMI in exchange for the Partnership's agreement not to seek reimbursement of the Advanced Taxes. Accordingly, the Partnership reduced its liability by $772,043 which reduction is reflected as other revenue in the accompanying Statement of Income. Amounts recoverable from the Texas State Court escrow account related to settlement of this dispute are included in other receivables in the accompanying balance sheet. This concludes all outstanding items of dispute with CSMI.

         In the opinion of management, the financial information included in this report reflects all adjustments necessary for fair presentation. All such adjustments are of a normal recurring nature, except for disputed items related to the CSMI lawsuit which have been reclassified on the Statement of Income for the nine months ended September 30, 1994.

         FISCAL YEAR ENDED DECEMBER 31, 1994 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1993. Room revenue decreased by $1,410,463 or 8% to $17,095,304 during the year ended December 31, 1994 as compared to $18,505,767 during the year ended December 31, 1993. This decrease is largely attributable to the decrease of approximately 10% in the average occupancy rate from 1993 to 1994 as a result of ongoing construction and renovations at the Hotels during 1994. The decrease in occupancy levels also contributed to the decrease in property operating costs and expenses from $6,052,930 in 1993 to $6,003,014 in 1994.

         Food and beverage revenues increased from $1,388,345 in 1993 to $2,859,000 in 1994 due to the Partnership's ownership of restaurants in two of the hotels in 1994 as opposed to ownership of only one in 1993.

         Administrative and general expenses of $5,540,773 in 1994 and $4,446,456 in 1993 included accruals for expenses related to disputed claims which arose during 1994 and 1993. The hotel management agreements with CSMI, an affiliate of the Woolley/Sweeney Partnerships, expired on October 8, 1993, at which time representatives of CSMI denied the Partnership's representatives access to the Partnership's Hotels. From the expiration of the management agreements until May 19, 1994, CSMI continued to occupy the Hotels in violation of the Partnership's rights as owners of these properties. Litigation commenced, thereafter, in Texas state court.

         The Texas state court litigation was settled by the parties. In connection with the settlement, the parties agreed that neither CSMI nor any of its affiliates have any interest, legal or equitable, in any of the Hotels, and CSMI delivered possession of the Hotels to the Partnership on May 19, 1994. All agreements which were part of the 1992 Settlement Agreement were terminated as of such date, except for the First Amended Repurchase Agreements, which were further amended. The Partnership agreed to pay CSMI for management services through May 19, 1994 and to reimburse or be reimbursed by CSMI for certain expenses subject to verification and reconciliation by an outside independent accounting firm. The Partnership had accrued a net amount for disputed items approximating $1,100,000 during the period October 9, 1993 through May 19, 1994.

         Management of the hotels was transferred to Doubletree Partners on May 19, 1994, and the Hotels are now operating as Doubletree Guest Suites. Management, accounting and data processing fees from May 19, 1994 through December 13, 1994 approximated $750,000.

         Certain key statistics and financial information related to the Partnership's Hotel operations were obtained from the unaudited financial statements of each of the hotels for 1994 as compared to 1993 as follows:

                                       ADR*                    % of Occupancy
                               -------------------           -------------------
                               1994           1993           1994           1993
                               ----           ----           ----           ----
Fort Lauderdale, FL            $82            $81            65%            75%
Tampa, FL                      $86            $82            63%            70%
Irving, TX                     $91            $89            68%            72%

---------------
*Average Daily Room rate.

         FISCAL YEAR ENDED DECEMBER 31, 1993 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1992. In April 1992, the Partnership settled its disputes with the Woolley/Sweeney Partnerships by agreeing to have the Woolley/Sweeney Partnerships convey to the Partnership each of the Hotels' building and the furniture, fixtures and equipment related to the Hotels. As a result, as of April 9, 1992, the Partnership owned all the assets and related revenues received by the Hotels. Since the 1992 Settlement Agreement terminated the ground leases with the Woolley/Sweeney Partnerships, during fiscal year 1992, the Partnership received neither interest under the mortgage loans nor rental payments under the ground leases, but instead received operating income from the Hotels.

         Net income for the year ended December 31, 1993 increased to $2,703,715 from $1,396,050 in fiscal 1992. The increase is attributable to the fact that the Partnership's 1993 results of operations represent a full year of hotel operations, whereas 1992 operations reflect hotel activity from April 9, 1992 through December 31, 1992, a full three months less operating activity. The variations in hotel revenues and expenses between 1993 and 1992 are significantly impacted by this factor.

         Other revenue decreased to $1,504,453 in 1993 from $1,998,077 in 1992 despite an increase in telephone and other operating revenues which are included in other revenue to $1,359,831 in 1993 from $892,723 in 1992. Primarily, the decrease resulted because pursuant to the 1992 Settlement Agreement with the Woolley/Sweeney Partnerships, the Partnership also gained possession of approximately $720,000 during 1992 which had been held in escrow, the ownership of which previously had been contested by Woolley/Sweeney Partnerships. This amount is included in other revenue in 1992.

         Administrative and general expenses of $4,446,456 in 1993 includes $1,500,000 related to disputed claims which arose during 1993, as discussed above. Results of operations for 1993 also include approximately $700,000 in legal fees and costs related to the dispute with the Woolley/Sweeney Partnerships and affiliates.

         Certain key statistics and financial information related to the Partnership's hotel operations were obtained from the unaudited financial statements of each of the hotels from 1993 as compared to 1992 as follows:

                                      ADR*                     % of Occupancy
                               -------------------           -------------------
                               1993           1992           1993           1992
                               ----           ----           ----           ----
Fort Lauderdale, FL            $81            $78            75%            78%
Tampa, FL                      $82            $81            70%            69%
Irving, TX                     $89            $86            72%            67%

---------------
*Average Daily Room rate.

INFLATION

         The rate of inflation has been moderate in recent years and, accordingly, has not had a significant impact on the Partnership's business.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The Partnership owns three Hotels located in Irving, Texas; Ft. Lauderdale, Florida; and Tampa, Florida. The Hotels currently operate as Doubletree Guest Suites which provide guest rooms and group meeting room facilities. One of the hotels owns and operates a restaurant within the hotel, whereas the other two hotels lease the restaurant to a third-party operator. The Partnership proposes to sell these three Hotels in a transaction with an unaffiliated buyer. The sale of the Hotels, which represent substantially all of the Partnership's assets, will give rise to the liquidation of the Partnership in accordance with the Partnership Agreement. Dissolution of the Partnership is effective upon the closing of the transaction, but the Partnership does not terminate until the remaining assets of the Partnership have been distributed as provided in the Partnership Agreement.

         Set forth below is unaudited historical and pro forma financial information for the Partnership as of September 30, 1995. The pro forma balance sheet information has been prepared assuming that the sale of the Hotels and liquidation of the Partnership occurred on September 30, 1995 and includes estimates of transaction costs and other costs to be incurred in connection with liquidation of the Partnership. The pro forma financial information has been prepared assuming both a $73,250,000 sale price and a $70,000,000 sale price. Although management believes that the transaction with the Buyer will be consummated, in the event that the proposed sale is not successful, the General Partner will negotiate the sale of the Hotels with another unaffiliated party, provided the price is at least $70,000,000 in cash. The pro forma balance sheet presented below was prepared assuming a sale price of $73,250,000. Footnote 5 illustrates the effect on the pro forma balance sheet of using a $70,000,000 sale price.

         The pro forma information is based on the historical financial information of the Partnership and should be read in conjunction with the historical financial statements and notes of the Partnership incorporated by reference into this Proxy Statement. In the opinion of management, all material adjustments necessary to reflect the effects of the transactions have been made.

         The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transaction had been consummated in the period presented, or on any particular date in the future, nor does it purport to represent the financial position for future periods.

                       UNAUDITED PRO FORMA BALANCE SHEET

                                                  Historical                          Pro Forma
                                              September 30, 1995    Adjustments     September 30,
                                              ------------------    -----------     -------------
                                                                                         1995
                                                                                         ----
ASSETS

  Cash and cash equivalents                      $ 5,978,008      $   (496,497)(1)   $5,481,511
  Accounts receivable                                766,925                -- (2)      766,925
  Receivable from General Partner                         --            78,274 (2)       78,274
  Prepaids and other                               1,260,749                -- (2)    1,260,749
  Net property and equipment                      46,300,276       (46,300,276)(4)           --
  Operating stock                                    333,580          (333,580)(4)           --
                                                 -----------      ------------       ----------
     Total Assets                                $54,639,538      $(47,052,079)      $7,587,459
                                                 ===========      ============       ==========

LIABILITIES AND PARTNERS' CAPITAL

Liabilities
  Distribution payable                           $ 1,002,104      $         --       $1,002,104
  Payable to General Partner                          10,101                --           10,101
  General Partner fee                                     --           982,620 (3)      982,620
  Financial advisory fee payable                          --           732,500 (3)      732,500
  Accounts payable and accrued liabilities         1,293,634           500,000 (3)    1,793,634
  Property taxes payable                           1,066,500                --        1,066,500
  Capital lease obligations                          160,472          (160,472)(3)           --
                                                 -----------      ------------       ----------
     Total Liabilities                             3,532,811         2,054,648        5,587,459

Partners' Capital
  General Partner                                   (323,889)          323,889 (4)           --
  Limited Partners                                51,430,616       (49,430,616)(4)    2,000,000
                                                 -----------      ------------       ----------
     Total Liabilities and Partners' Capital     $54,639,538      $(47,052,079)      $7,587,459
                                                 ===========      ============       ==========

ADJUSTMENTS TO UNAUDITED PRO FORMA BALANCE SHEET

(1) CASH AND CASH EQUIVALENTS

         The historical cash balance as of September 30, 1995 will, in part, be used to pay the regular quarterly cash distribution of $1,000,000 to the Limited Partners payable 45 days after the end of the quarter. The pro forma adjustment to cash reflects the estimated cash proceeds of $73,250,000 from the sale of the Hotels net of the initial estimated liquidating payment of approximately $73,746,000 made directly to the Limited Partners.

(2) ACCOUNTS RECEIVABLE, RECEIVABLE FROM GENERAL PARTNER, PREPAIDS AND OTHER ASSETS

         Accounts receivable, receivable from General Partner, and prepaids and other assets will not be transferred to the buyer in connection with the sale of the Hotels. The receivable from the General Partner represents the General Partner's negative capital account at September 30, 1995 which, pursuant to the Partnership Agreement, must be contributed by the General Partner to the Partnership as of the date of dissolution.

(3) LIABILITIES

         The pro forma adjustments to liabilities reflect the accrual of costs relating to the proposed sale of the Hotels and the liquidation of the Partnership, the accrual of financial advisory fees and the accrual of the General Partner's disposition fee (assuming approval thereof), net of the liabilities related to the Hotel operations assumed by the Buyer. The General Partner fee represents a fee generated by the General Partner for additional services rendered to the Partnership as a result of the acquisition and management of the Hotels following the Woolley/Sweeney Partnerships' default. See additional discussion in the "PROPOSAL NO. 2 - GENERAL PARTNER FEE" section. The following are the pro forma adjustments to liabilities:

Accrual of transaction and liquidation costs of the sale of the
  Hotels and liquidation of the Partnership.........................  $  500,000
Financial advisory fee..............................................     732,500
General Partner fee.................................................     982,620
Capital lease obligations assumed by the Buyer......................    (160,472)
                                                                      ----------

Pro forma adjustment to liabilities.................................  $2,054,648
                                                                      ==========

(4) PARTNERS' CAPITAL

         The pro forma effects of the proposed sale of the Hotels and payment of the initial estimated liquidating distribution on partners' capital (assuming a sales price of $73,250,000) are as follows:

Book Value of Assets Sold and Liabilities Assumed:
  Property and equipment                                                $46,300,276
  Operating stock                                                           333,580
  Capital lease obligations                                                (160,472)
                                                                        -----------
                                                                         46,473,384
Sale Proceeds                                                            73,250,000
                                                                        -----------

Gross gain from the sale of the Hotels                                   26,776,616

Less:    Transaction costs of the proposed sale of the Hotels and cost
           to liquidate the Partnership                                    (500,000)
         Financial advisory fee                                            (732,500)
         General Partner fee                                               (982,620)
                                                                        -----------
Net pro forma effect on Statement of Income                             $24,561,496
                                                                        ===========

                                                  General       Limited
                                                  Partner       Partners           Total
                                                  -------       --------           -----
Net pro forma effect on Statement of Income      $245,615     $ 24,315,881      $ 24,561,496
Payment of the initial estimated liquidating
 distribution                                          --      (73,746,497)      (73,746,497)
General Partner contribution of deficit in
 capital account                                   78,274               --            78,274
                                                 --------     ------------      ------------
Pro forma effects on Partners' Capital           $323,889     $(49,430,616)     $(49,106,727)
                                                 ========     ============      ============

         The pro forma balance in the Partners' Capital Accounts represents funds to be deposited in a $2,000,000 Trust Fund established by the Partnership immediately after closing of the proposed sale of the Hotels. The Partnership and the Buyer have agreed that the Trust Fund will only be available to satisfy claims of the Buyer made during the one-year period commencing upon the date the Buyer acquires the Hotels. If, at the end of such one-year period, no claims have been made by Buyer or if final decisions have been rendered for all disputed claims, the remaining balance of the Trust Fund will be disbursed to Investors. If, however, there exist disputed claims at the end of such one-year period, no disbursements will be made from the Trust Fund until a final decision has been reached as to all disputed claims; provided, however, that no later than three years after the acquisition of the Hotels by the Buyer the remaining balance of the Trust Fund will be disbursed to Investors, and the Buyer will have no further recourse as to such disputed claims.

(5) PARTNERS' CAPITAL-PRO FORMA EFFECT OF $70,000,000 SALE PRICE

         The pro forma effects of the proposed sale of the Hotels and payment of the initial estimated liquidating distribution on Partners' capital (assuming a sales price of $70,000,000) are as follows:

Book Value of Assets Sold and Liabilities Assumed:
  Property and equipment                                                $46,300,276
  Operating stock                                                           333,580
  Capital lease obligations                                                (160,472)
                                                                        -----------
                                                                         46,473,384
Sale Proceeds                                                            70,000,000
                                                                        -----------

Gross gain from the sale of the Hotels                                   23,526,616

Less:    Transaction costs of the proposed sale of the Hotels and cost
           to liquidate the Partnership                                    (500,000)
         Financial advisory fee                                            (700,000)
         General Partner fee                                               (982,620)
                                                                        -----------
Net pro forma effect on Statement of Income                             $21,343,996
                                                                        ===========

                                                  General       Limited
                                                  Partner       Partners            Total
                                                  -------       --------            -----
Net pro forma effect on Statement of Income      $213,440     $ 21,130,556      $ 21,343,996
Payment of the initial estimated liquidating
  distribution                                         --      (70,561,172)      (70,561,172)
General Partner contribution of deficit in
  capital account                                 110,449               --           110,449
                                                 --------     ------------      ------------
Pro forma effects on Partners' Capital           $323,889     $(49,430,616)     $(49,106,727)
                                                 ========     ============      ============

         The pro forma balance in the Partners' Capital Accounts represents funds to be deposited in a $2,000,000 Trust Fund established by the Partnership immediately after closing of the proposed sale of the Hotels, which funds will only be available to satisfy claims of a buyer made during the one-year period commencing upon the date a buyer acquires the Hotels. If, at the end of such one-year period, no claims have been made by a buyer or if final decisions have been rendered for all disputed claims, the remaining balance of the Trust Fund will be disbursed to Investors. If, however, there exist disputed claims at the end of such one-year period, no disbursements will be made from the Trust Fund until a final decision has been reached as to all disputed claims; provided, however, that no later than three years after the acquisition of the Hotels by a buyer the remaining balance of the Trust Fund will be disbursed to Investors, and a buyer will have no further recourse as to such disputed claims.

                            SOLICITATION OF CONSENTS

         This solicitation is being made by mail on behalf of the General Partner, but may also be made without additional remuneration by officers or employees of the General Partner by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this Consent Solicitation Statement and the enclosed Consent Card and Notice of Consent Solicitation, and any additional material relating to the proposals to be consented to on the Consent Date which may be furnished to Investors by the General Partner subsequent to the furnishing of this Consent Solicitation Statement, has been or will be borne by the Partnership as permitted by the Partnership Agreement. The Partnership will reimburse banks and brokers who hold Units in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the consent materials to those persons for whom they hold such Units. Supplementary solicitations may be made by mail, telephone or interview by officers of the Partnership or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material. In addition, the Partnership has retained D.F. King & Co. to solicit Consents from Investors by mail, in person and by telephone. The Partnership will pay D.F. King & Co. a fee for its services, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the consent solicitation, which are estimated to be approximately $35,000.

                       ANNUAL REPORT AND OTHER DOCUMENTS

         THE PARTNERSHIP WILL, UPON WRITTEN REQUEST AND WITHOUT CHARGE (EXCLUDING EXHIBITS THERETO), PROVIDE BY FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST TO ANY PERSON SOLICITED HEREUNDER A COPY OF THE PARTNERSHIP AGREEMENT, THE FAIRNESS OPINION FROM LEHMAN BROTHERS, THE APPRAISAL FROM CUSHMAN & WAKEFIELD, INC., THE TAX OPINION OF COUNSEL, THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994 AND THE PARTNERSHIP'S FORM 10-QS FOR THE PERIODS ENDING MARCH 31, 1995, JUNE 30, 1995 AND SEPTEMBER 30, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. Requests should be addressed to William S. Parker, FFCA Management Company Limited Partnership, Investors Services, at 17207 North Perimeter Drive, Scottsdale, Arizona 85255.

                                 OTHER MATTERS

         No other business is to be presented for consideration on the Consent Date, other than that specified in the Notice of Consent Solicitation.

                      NOTICE TO BANKS, BROKER-DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

         Please advise the Partnership whether other persons are the beneficial owners of the Units for which Consents are being solicited from you, and, if so, the number of copies of this

Consent Solicitation Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Units.

         IT IS IMPORTANT THAT CONSENTS BE RETURNED PROMPTLY. INVESTORS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF CONSENT AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR CONSENT PROMPTLY YOU CAN HELP THE PARTNERSHIP AVOID THE EXPENSE OF FOLLOW-UP MAILINGS. AN INVESTOR MAY REVOKE OR REVISE A PRIOR CONSENT AND DIRECT THE INITIAL LIMITED PARTNER TO VOTE LIMITED PARTNERSHIP INTERESTS CORRESPONDING TO THE NUMBER OF THE INVESTOR'S UNITS AS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT.

                                       FFCA MANAGEMENT COMPANY
                                       LIMITED PARTNERSHIP



                                       By: /s/ Morton Fleischer
                                           -------------------------------------
                                               Morton Fleischer, General Partner

Scottsdale, Arizona
January 29, 1996

                         INDEX TO FINANCIAL STATEMENTS

                                                                                     Page
                                                                                     ----
Report of Independent Public Accountants.........................................     F-2

Audited Financial Statements

     Balance Sheets as of December 31, 1994 and 1993.............................     F-3

     Statements of Income, Years ended December 31, 1994, 1993 and 1992..........     F-4

     Statements of Changes in Partners' Capital, Years ended December 31, 1994,
       1993 and 1992.............................................................     F-5

     Statements of Cash Flows, Years ended December 31, 1994, 1993 and 1992......     F-6

     Notes to Audited Financial Statements.......................................     F-7

Unaudited Financial Statements

     Balance Sheets as of September 30, 1995 and December 31, 1994...............    F-13

     Statements of Income, Three and Nine months ended September 30, 1995
       and 1994..................................................................    F-14

     Statements of Cash Flows, Nine months ended September 30, 1995 and 1994.....    F-15

     Notes to Unaudited Financial Statements.....................................    F-16

Report of Independent Public Accountants




To Guaranteed Hotel Investors 1985, L.P.:

         We have audited the accompanying balance sheets of GUARANTEED HOTEL INVESTORS 1985, L.P. (a Delaware limited partnership) as of December 31, 1994 and 1993, and the related statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the partnership's general partner. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guaranteed Hotel Investors 1985, L.P. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.



Phoenix, Arizona,
  February 22, 1995.                              Arthur Andersen LLP

                     GUARANTEED HOTEL INVESTORS 1985, L.P.
                   BALANCE SHEETS-DECEMBER 31, 1994 AND 1993

                                                              1994          1993
                                                              ----          ----
                                  ASSETS
                                  ------
CURRENT ASSETS:
  Cash and cash equivalents                               $ 5,652,192   $ 5,967,056
  Accounts receivable                                         745,923       704,227
  Deposits                                                     82,715       780,823
  Prepaids and other                                          677,957       294,041
                                                          -----------   -----------
         Total current assets                               7,158,787     7,746,147

PROPERTY AND EQUIPMENT, net (Notes 3 and 4)                47,550,170    48,922,528
                                                          -----------   -----------

         Total assets                                     $54,708,957   $56,668,675
                                                          ===========   ===========

                       LIABILITIES AND PARTNERS' CAPITAL
                       ---------------------------------
CURRENT LIABILITIES:
  Distribution payable to limited partners                $ 1,002,104   $ 1,002,104
  Payable to general partner                                   10,101        10,101
  Disputed liabilities (Note 8)                             1,112,714       934,620
  Accounts payable and accrued liabilities                  1,232,650     1,670,018
  Property taxes payable                                      661,148       656,656
  Current portion of capital lease obligations (Note 4)       184,888       159,757
                                                          -----------   -----------

         Total current liabilities                          4,203,605     4,433,256

CAPITAL LEASE OBLIGATIONS, less current portion (Note 4)      111,689       296,576
                                                          -----------   -----------

         Total liabilities                                  4,315,294     4,729,832
                                                          -----------   -----------

COMMITMENTS AND CONTINGENCIES (Note 7)

PARTNERS' CAPITAL (DEFICIT):
  General partner                                            (331,020)     (315,568)
  Limited partners                                         50,724,683    52,254,411
                                                          -----------   -----------

         Total partners' capital                           50,393,663    51,938,843
                                                          -----------   -----------

         Total liabilities and partners' capital          $54,708,957   $56,668,675
                                                          ===========   ===========


        The accompanying notes are an integral part of these statements.

                     GUARANTEED HOTEL INVESTORS 1985, L.P.
                         STATEMENTS OF INCOME (NOTE 1)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                             1994          1993          1992
                                             ----          ----          ----
REVENUE:
  Room                                    $17,095,304   $18,505,767   $12,302,350
  Food and beverage                         2,859,000     1,388,345     1,002,882
  Other revenue                             1,688,809     1,504,453     1,998,077
                                          -----------   -----------   -----------

         Total revenue                     21,643,113    21,398,565    15,303,309
                                          -----------   -----------   -----------

EXPENSES (Note 8):
  Property operating costs and expenses     6,003,014     6,052,930     4,892,774
  General and administrative                5,540,773     4,446,456     3,175,992
  Advertising and promotion                 1,101,838     1,044,940       903,697
  Utilities                                 1,210,982     1,192,896       824,872
  Repairs and maintenance                     877,951       974,542       749,070
  Property taxes and insurance              1,764,143     1,787,363     1,524,262
  Interest expense and other                   79,736       145,644       125,127
  Depreciation and amortization             2,522,384     2,822,728     1,711,465
  Loss on disposition of property              47,068       227,351            --
                                          -----------   -----------   -----------

         Total expenses                    19,147,889    18,694,850    13,907,259
                                          -----------   -----------   -----------

NET INCOME                                 $2,495,224   $ 2,703,715   $ 1,396,050
                                          ===========   ===========   ===========

NET INCOME ALLOCATED
  TO (Note 1):
  General partner                         $    24,952   $    27,037   $    13,960
  Limited partners                          2,470,272     2,676,678     1,382,090
                                          -----------   -----------   -----------
                                          $ 2,495,224   $ 2,703,715   $ 1,396,050
                                          ===========   ===========   ===========

Net Income Per Limited
  Partnership Unit (Note 2)                    $12.35        $13.38         $6.91
                                               ======        ======         =====


        The accompanying notes are an integral part of these statements.

                     GUARANTEED HOTEL INVESTORS 1985, L.P.
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                     General       Limited
                                                     Partner       Partners        Total
                                                     -------       --------        -----
BALANCE, December 31, 1991                          $(289,012)   $55,633,143    $55,344,131


  Net income                                           13,960      1,382,090      1,396,050

  Distributions to partners, cash from operations     (27,778)    (3,079,737)    (3,107,515)

  Return of capital to limited partners                    --       (420,263)      (420,263)
                                                    ---------    -----------    -----------

BALANCE, December 31, 1992                           (302,830)    53,515,233     53,212,403


  Net income                                           27,037      2,676,678      2,703,715

  Distributions to partners, cash from operations     (39,775)    (3,937,500)    (3,977,275)
                                                    ---------    -----------    -----------

BALANCE, December 31, 1993                           (315,568)    52,254,411     51,938,843


  Net income                                           24,952      2,470,272      2,495,224

  Distributions to partners, cash from operations     (40,404)    (4,000,000)    (4,040,404)
                                                    ---------    -----------    -----------

BALANCE, December 31, 1994                          $(331,020)   $50,724,683    $50,393,663
                                                    =========    ===========    ===========


        The accompanying notes are an integral part of these statements.

                     GUARANTEED HOTEL INVESTORS 1985, L.P.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                1994          1993          1992
                                                                ----          ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $ 2,495,224   $ 2,703,715   $ 1,396,050
  Adjustments to net income:
    Depreciation and amortization                             2,522,384     2,822,728     1,711,465
    Loss on disposition of property                              47,068       227,351            --
    Change in assets and liabilities:
      Increase in accounts receivable                           (41,696)      (11,259)     (692,968)
      Decrease (increase) in deposits                           698,108      (435,926)     (344,897)
      Increase in prepaids and other                           (383,916)     (163,198)     (130,843)
      Increase in disputed liabilities                          178,094       934,620            --
      Increase (decrease) in accounts payable and accrued
        liabilities                                            (437,368)      539,890     1,130,128
      Increase (decrease) in property taxes payable               4,492       157,904    (1,196,964)
                                                            -----------   -----------   -----------

         Net cash provided by operating activities            5,082,390     6,775,825     1,871,971
                                                            -----------   -----------   -----------

CASH FLOWS FOR INVESTING ACTIVITIES:
  Additions or improvement of property                       (1,197,094)   (2,713,872)      (88,455)
                                                            -----------   -----------   -----------

CASH FLOWS FOR FINANCING ACTIVITIES:
  Partner distributions declared (Note 1)                    (4,040,404)   (3,977,275)   (3,107,515)
  Increase (decrease) in distributions payable to partners           --        64,131       (52,530)
  Return of capital to limited partners declared                     --            --      (420,263)
  Payments on capital lease obligations                        (159,756)     (208,561)     (216,851)
                                                            -----------   -----------   -----------

         Net cash used in financing activities               (4,200,160)   (4,121,705)   (3,797,159)
                                                            -----------   -----------   -----------

NET DECREASE IN CASH                                           (314,864)      (59,752)   (2,013,643)
  AND CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS,                                    5,967,056     6,026,808     8,040,451
  beginning of year                                         -----------   -----------   -----------

CASH AND CASH EQUIVALENTS, end of year                      $ 5,652,192   $ 5,967,056   $ 6,026,808
                                                            ===========   ===========   ===========

CASH PAID DURING THE YEAR FOR INTEREST                      $    76,312   $   108,655   $    91,340


Noncash Financing Activities: In April 1992, mortgage loans receivable of
       $44,623,020 were converted into property and equipment upon settlement with the hotel owners. Also, at that time, capital lease obligations of $881,745 were assumed upon obtaining possession of the related leased equipment.


        The accompanying notes are an integral part of these statements.

                     GUARANTEED HOTEL INVESTORS 1985, L.P.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

1)  ORGANIZATION AND OPERATIONS:

         Guaranteed Hotel Investors 1985, L.P. (the "Partnership") was formed on July 22, 1985 under the Delaware Revised Uniform Limited Partnership Act to acquire three parcels of land located in Irving, Texas; Fort Lauderdale, Florida; and Tampa, Florida on which three hotels are situated. The Partnership leased each of the parcels to the hotel owners (the "Woolley/Sweeney Partnerships") under separate ground leases and made separate participating, first mortgage loans for the permanent financing of the hotel buildings and the hotel furniture, fixtures and equipment.

         During 1991, the Woolley/Sweeney Partnerships failed to comply with the terms of their lease and financing agreements with the Partnership. In order to obtain control of the hotel assets and, among other things, avoid prolonged litigation, the Partnership entered into and executed a settlement agreement on April 24, 1992 with the Woolley/Sweeney Partnerships. This agreement provided that the Woolley/Sweeney Partnerships convey to the Partnership the hotels and all personal property then owned by the Woolley/Sweeney Partnerships related to the hotels. As a result, the Partnership no longer receives interest and rent payments under the mortgage and lease agreements related to the hotels, but owns the hotels and receives the actual hotel operating income (since April 9, 1992), therefore, 1992 results of operations represent less than a full year of hotel revenue and expenses. Management agreements were also entered into and executed by the Partnership with Crown Sterling Management, Inc. ("CSMI"), an affiliate of the Woolley/Sweeney Partnerships. The agreements provided for management of the hotels for an eighteen-month period, which expired on October 8, 1993 with no provision for extension (see Note 8). The management fee under the agreements was equal to 3% of revenue, as defined, and approximated $445,000 for the period from January 1, 1993 through October 8, 1993 and $373,000 in 1992.

         The management of the hotels was transitioned to Doubletree Partners on May 19, 1994, and the hotels currently operate as Doubletree Guest Suites which provide guest rooms and group meeting room facilities. Two of the hotels own and operate a restaurant within the hotel, whereas the other hotel leases the restaurant to a third party operator. Management, accounting and data processing fees paid to Doubletree Partners for the period from May 19, 1994 through December 31, 1994 approximated $750,000.

         Investors acquired units of assigned limited partnership interest (the "limited partnership units") in the Partnership from FFCA Investor Services Corporation 85-A (the "Initial Limited Partner"), a Delaware corporation wholly-owned by Perimeter Center Management Company. Holders of the units have all of the economic benefits and substantially the same rights and powers as limited partners, therefore, they are referred to herein as "limited partners." The general partner of the Partnership is FFCA Management Company, L.P. (the "General

Partner"), an affiliate of Perimeter Center Management Company. The Partnership will expire December 31, 2047, or sooner, in accordance with the terms of the Partnership agreement.

         The Partnership agreement provides that all profits, losses and cash distributions be allocated 99% to the limited partners and 1% to the General Partner. The following is a reconciliation of net income to cash distributions from operations as defined in the Partnership agreement:

                                                   1994           1993          1992
                                                   ----           ----          ----
Net income                                      $ 2,495,224    $ 2,703,715   $1,396,050
Adjustments to reconcile net income to cash
  distributions declared:
  Depreciation and amortization                   2,522,384      2,822,728    1,711,465
  Loss on disposition of property                    47,068        227,351           --
  Creation of cash reserves                      (1,024,272)    (1,776,519)          --
                                                -----------    -----------   ----------

  Cash distributions declared from operations   $ 4,040,404    $ 3,977,275   $3,107,515
                                                ===========    ===========   ==========

2) SIGNIFICANT ACCOUNTING POLICIES:

         FINANCIAL STATEMENTS - The financial statements of the Partnership are prepared on the accrual basis of accounting.

         CASH AND CASH EQUIVALENTS - Investment securities that are highly liquid and have maturities of three months or less at the date of purchase are classified as cash equivalents. Cash equivalents include United States Treasury securities of $4,006,266 and $4,918,866 at December 31, 1994 and 1993,
respectively. Short-term investments are recorded at cost plus accreted discount, which approximates market value.

         DEPRECIATION - Depreciation on buildings, building improvements, furniture and equipment is provided using the straight-line method based upon the following estimated useful lives:

               Buildings and improvements         5-34 years
               Furniture and equipment            2-15 years

         NET INCOME PER LIMITED PARTNERSHIP UNIT - Net income per limited partnership unit is based on 200,000 units held by limited partners.

3) PROPERTY AND EQUIPMENT:

         Property and equipment was recorded at its fair value on the settlement date (see Note 1). There are no encumbrances on the property and equipment. The following is an analysis of the

Partnership's investment in property and equipment by major class at December 31, 1994 and 1993:

                                                      1994              1993
                                                      ----              ----
Land and improvements                              $ 5,396,153       $ 5,396,153
Buildings and improvements                          40,870,254        40,581,272
Furniture and equipment                              7,684,026         6,990,782
                                                   -----------       -----------
                                                    53,950,433        52,968,207

Less-Accumulated depreciation and amortization      (6,750,120)       (4,303,587)
                                                   -----------       -----------

                                                    47,200,313        48,664,620
Operating stock                                        349,857           257,908
                                                   -----------       -----------
                                                   $47,550,170       $48,922,528
                                                   ===========       ===========


4) CAPITAL LEASE OBLIGATIONS:

         In connection with the settlement agreement reached with the Woolley/Sweeney Partnerships, the Partnership obtained equipment under capital lease obligations totalling $881,745 at April 9, 1992. Future minimum lease payments under capital lease obligations as of December 31, 1994, are as follows:

Year Ending December 31,
------------------------
         1995                                                           $216,104
         1996                                                            119,513
                                                                        --------
Total minimum lease payments                                             335,617
Less-amount representing interest (14.44%-15.00%)                         39,040
                                                                        --------

Present value of net minimum lease payments                              296,577
Less-current portion of capital lease obligations                        184,888
                                                                        --------
Capital lease obligations-long term                                     $111,689
                                                                        ========


         For the years ended December 31, 1994, 1993 and 1992, amortization expense and accumulated amortization for equipment under capital leases are as follows:

                                                1994         1993         1992
                                                ----         ----         ----
Amortization expense                          $113,000     $311,000     $234,000
Accumulated amortization                       777,000      664,000      353,000

5) INCOME TAXES:

         The Partnership is not directly subject to income taxes; rather, each partner is subject to income taxes on his distributable share of taxable income. The Partnership tax returns and the amount of distributable partnership profits or losses are subject to examination by federal and state taxing authorities. If examinations by taxing authorities result in changes to distributable partnership profits or losses, the tax liabilities of the partners could be changed accordingly.

         The following is a reconciliation of net income for financial reporting purposes to income (loss) reported for federal income tax purposes for the years ended December 31, 1994, 1993 and 1992:

                                                   1994         1993           1992
                                                   ----         ----           ----
Net income for financial reporting purposes     $2,495,224   $2,703,715   $  1,396,050
  Differences for tax purposes in:
    Loss on mortgage loans receivable and land          --           --    (43,234,717)
    Interest and rental income                          --           --      2,185,581
    Depreciation expense                          (338,061)    (212,185)       (61,207)
    Nondeductible expenses                              --           --         10,298
    Gain on sale of property                        (5,051)    (106,633)            --
    Disputed liabilities (Note 8)                 (588,474)   1,701,195             --
    Deferred income                                270,544           --             --
    Bad debt reserves                               44,279           --             --
                                                ----------   ----------   ------------
    Taxable income (loss) to partners           $1,878,461   $4,086,092   $(39,703,995)
                                                ==========   ==========   ============


For federal income tax reporting purposes, taxable income (loss) to partners is reported on the accrual basis of accounting and is classified as follows:

                                       1994            1993             1992
                                       ----            ----             ----
Ordinary income (loss)              $1,923,061      $4,404,918      $(39,703,995)
Long-term capital loss                 (44,600)       (318,826)               --
                                    ----------      ----------      ------------

                                    $1,878,461      $4,086,092      $(39,703,995)
                                    ==========      ==========      ============

         At December 31, 1994, the tax bases of the Partnership's assets and liabilities exceed the amounts recorded for financial reporting purposes by $2,800,599. This difference results primarily from differences in the treatment of valuation reserves, the disputed liabilities and the depreciation methods for financial reporting and tax reporting purposes.

6) TRANSACTIONS WITH RELATED PARTIES:

         An affiliate of the General Partner incurs expenses on behalf of the Partnership for maintenance of the books and records, and for computer, investor, legal and other services performed for the Partnership (including certain legal services related to the settlement discussed in Note 1 and the disputed liabilities discussed in Note
8). These expenses are reimbursable in accordance with the Partnership agreement and are less than the amount which the Partnership would have paid to independent parties for comparable services. The Partnership reimbursed the affiliate $77,662 in 1994, $263,224 in 1993 and $184,894 in 1992 for such expenses.

7) COMMITMENTS AND CONTINGENCIES:

         Employees and dependents of CSMI were covered by a self-insured group health plan (the Plan) with loss limits provided by aggregate and stop loss insurance. The Plan was funded by each participating Crown Sterling Suites hotel based on the number of covered employees working at each hotel. The Partnership reimbursed CSMI for its share of expenses related to this Plan through October 8, 1993 (see Note 8).

         In July 1994, the Partnership received a total of $1,425,000 from Doubletree Partners to be used for the purposes of management assumption, brand conversion and renovation of the hotels. If the Partnership sells the hotels during years 1 through 5 of the management agreement and Doubletree Partners is not retained by the new owners as manager of the hotels, all of the $1,425,000 is to be repaid to Doubletree Partners as a sale termination fee, and if the sale occurs in years 6 through 10, fifty percent of the amount is to be repaid. No liability has been established in the financial statements related to this contingency because management is of the opinion that the Partnership will not incur the fee or that, in the event of a disposition of the Hotels, the purchaser would assume the related liability.

8) CONTINGENCY - DISPUTED COSTS AND LIABILITIES:

         The hotel management agreements with CSMI expired on October 8, 1993, at which time representatives of CSMI denied the Partnership's representatives access to the Partnership's hotels. From the expiration of the management agreements until May 19, 1994, CSMI continued to occupy the hotels in violation of the Partnership's rights as owners of these properties. Litigation commenced, thereafter, in Texas state court.

         The Texas state court litigation has been settled by the parties. In connection with the settlement, the parties agreed that neither CSMI nor any of its affiliates have any interest, legal or equitable, in any of the hotels, and CSMI delivered possession of the hotels to the Partnership on May 19, 1994. All agreements which were part of the 1992 Settlement Agreement were terminated as of such date, except for the repurchase agreements, which were further amended. The repurchase agreements grant the Partnership an option to require the Woolley/Sweeney Partnerships to repurchase the hotels from the Partnership on or after October 20, 2001 and on or before April 20, 2002 at a specified price. The Partnership agreed to pay CSMI for management services through May 19, 1994 and to reimburse or be reimbursed by CSMI for certain expenses subject to verification and reconciliation by an outside independent accounting firm. The independent accounting firm's report, in summary, concluded that no amount was owed by the Partnership to CSMI. CSMI has disputed these findings and filed a motion to set aside the accounting firm's report, which motion is still pending. The Partnership has accrued a net amount for disputed items approximating $1,100,000 during the period October 9, 1993 through May 19, 1994; however, as noted above, the amount of ultimate liability, if any, with respect to these disputed items is uncertain and could result in an amount substantially lower than that reflected in the accompanying financial statements.

                     GUARANTEED HOTEL INVESTORS 1985, L.P.
                                 BALANCE SHEETS
                    SEPTEMBER 30, 1995 AND DECEMBER 31, 1994
                                  (UNAUDITED)

                                                     September 30,   December 31,
                                                         1995           1994
                                                         ----           ----
                               ASSETS
                               ------
CURRENT ASSETS:
  Cash and cash equivalents                           $ 5,978,008    $ 5,652,192
  Accounts receivable                                     766,925        745,923
  Other receivables                                       860,756             --
  Prepaids and other                                      399,993        760,672
                                                      -----------    -----------

    Total current assets                                8,005,682      7,158,787
                                                      -----------    -----------

PROPERTY AND EQUIPMENT:
  Land and improvements                                 5,396,153      5,396,153
  Buildings and improvements                           41,156,584     40,870,254
  Furniture and equipment                               8,127,884      7,684,026
                                                      -----------    -----------
                                                       54,680,621     53,950,433
  Less - Accumulated depreciation and amortization     (8,380,345)    (6,750,120)
                                                      -----------    -----------

                                                       46,300,276     47,200,313
  Operating stock                                         333,580        349,857
                                                      -----------    -----------

    Total assets                                      $54,639,538    $54,708,957
                                                      ===========    ===========

                 LIABILITIES AND PARTNERS' CAPITAL
                 ---------------------------------
CURRENT LIABILITIES:
  Distribution payable to limited partners            $ 1,002,104    $ 1,002,104
  Payable to general partner                               10,101         10,101
  Disputed liabilities (Note 1)                                --      1,112,714
  Accounts payable and accrued liabilities              1,293,634      1,232,650
  Property taxes payable                                1,066,500        661,148
  Current portion of capital lease obligations            140,324        184,888
                                                      -----------    -----------

    Total current liabilities                           3,512,663      4,203,605

CAPITAL LEASE OBLIGATIONS, less current portion            20,148        111,689
                                                      -----------    -----------

    Total liabilities                                   3,532,811      4,315,294
                                                      -----------    -----------

CONTINGENCIES (Note 1)

PARTNERS' CAPITAL (DEFICIT):
  General partner                                        (323,889)      (331,020)
  Limited partners                                     51,430,616     50,724,683
                                                      -----------    -----------

    Total partners' capital                            51,106,727     50,393,663
                                                      -----------    -----------

    Total liabilities and partners' capital           $54,639,538    $54,708,957
                                                      ===========    ===========


        The accompanying notes are an integral part of these statements.

                     GUARANTEED HOTEL INVESTORS 1985, L.P.
                              STATEMENTS OF INCOME

        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                                  (UNAUDITED)

                                   Three Months  Three Months   Nine Months   Nine Months
                                       Ended         Ended         Ended         Ended
                                      9/30/95       9/30/94       9/30/95       9/30/94
                                      -------       -------       -------       -------
REVENUE:
  Room                              $4,171,739    $3,388,871    $13,857,553   $13,084,438
  Food and beverage                    466,419       839,785      2,149,271     1,805,592
  Other revenue                      1,186,930       372,313      2,147,607     1,311,177
                                    ----------    ----------    -----------   -----------
    Total revenue                    5,825,088     4,600,969     18,154,431    16,201,207
                                    ----------    ----------    -----------   -----------

EXPENSES (Note 1):
  Property operating costs and
    expenses                         1,641,869     1,908,679      5,473,020     3,988,008
  General and administrative           663,244       773,469      2,337,459     4,565,448
  Advertising and promotion            513,995       372,337      1,648,739       597,876
  Utilities                            298,084       332,636        885,526       926,654
  Repairs and maintenance              268,573       284,538        812,917       603,918
  Property taxes and insurance         409,644       435,661      1,261,815     1,357,647
  Interest expense and other            28,659        28,400         87,856        66,935
  Depreciation and amortization        608,440       609,879      1,841,023     1,874,228
  Loss on sale or disposition of
    property                            59,742         3,146         62,709         9,653
                                    ----------    ----------    -----------   -----------
    Total expenses                   4,492,250     4,748,745     14,411,064    13,990,367
                                    ----------    ----------    -----------   -----------

NET INCOME (LOSS)                   $1,332,838    $ (147,776)   $ 3,743,367   $ 2,210,840
                                    ==========    ==========    ===========   ===========

NET INCOME (LOSS)
  ALLOCATED TO:
  General partner                   $   13,328    $   (1,478)   $    37,434   $    22,108
  Limited partners                   1,319,510      (146,298)     3,705,933     2,188,732
                                    ----------    ----------    -----------   -----------

                                    $1,332,838    $ (147,776)   $ 3,743,367   $ 2,210,840
                                    ==========    ==========    ===========   ===========

NET INCOME (LOSS) PER
  LIMITED PARTNERSHIP
  UNIT (based on 200,000 units           $6.60         $(.73)        $18.53        $10.94
   outstanding)                          =====         =====         ======        ======


        The accompanying notes are an integral part of these statements.

                     GUARANTEED HOTEL INVESTORS 1985, L.P.

                            STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                                  (UNAUDITED)

                                                               1995           1994
                                                               ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $ 3,743,367    $ 2,210,840
  Adjustments to net income:
    Depreciation and amortization                             1,841,023      1,874,228
    Loss on sale or disposition of property                      62,709          9,653
    Change in assets and liabilities:
      Increase in accounts receivable, trade                    (21,002)      (296,071)
      Increase in other receivables                            (860,756)            --
      Decrease in prepaids and other                            360,679        476,092
      Increase (decrease) in disputed liabilities            (1,112,714)       208,468
      Increase in accounts payable and accrued liabilities       60,984         59,913
      Increase in property taxes payable                        405,352        432,344
                                                            -----------    -----------

        Net cash provided by operating activities             4,479,642      4,975,467
                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions and improvements                        (1,020,288)    (1,042,412)
  Proceeds from sale of property                                 16,593          4,450
  Decrease (increase) in operating stock                         16,277        (80,312)
                                                            -----------    -----------

        Net cash used in investing activities                  (987,418)    (1,118,274)
                                                            -----------    -----------

CASH FLOWS FOR FINANCING ACTIVITIES:
  Distributions to partners                                  (3,030,303)    (3,030,303)
  Payments on capital lease obligations                        (136,105)      (117,605)
                                                            -----------    -----------

        Net cash used in financing activities                (3,166,408)    (3,147,908)
                                                            -----------    -----------

NET INCREASE IN CASH                                            325,816        709,285
  AND CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS,                                    5,652,192      5,967,056
  beginning of period                                       -----------    -----------

CASH AND CASH EQUIVALENTS, end of period                    $ 5,978,008    $ 6,676,341
                                                            ===========    ===========


        The accompanying notes are an integral part of these statements.

                     GUARANTEED HOTEL INVESTORS 1985, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995
                                  (UNAUDITED)

1) CONTINGENCIES:

         DISPUTED LIABILITIES - In connection with the Texas state court litigation settlement, the Partnership agreed to pay Crown Sterling Management ("CSMI") for management services through May 19, 1994 and to reimburse or be reimbursed by CSMI for certain expenses subject to verification and reconciliation by an outside independent accounting firm. The independent accounting firm's report, in summary, concluded that no amount was owed by the Partnership to CSMI. CSMI disputed these findings and filed a motion to set aside the accounting firm's report. On June 10, 1995, the District Court disallowed a major portion of the accounting firm's report and ordered that the Partnership pay CSMI $772,043, which the Partnership had previously recorded as a liability. After depositing approximately $850,000 into an escrow account with the Texas State Court to cover the liability to CSMI, including other costs, the Partnership was granted its motion for a new trial on September 8, 1995. Thereafter, the Partnership began negotiations with CSMI related to property taxes on the Hotels that the Partnership paid in 1991 which otherwise should have been paid by the Woolley/Sweeney Partnership (the "Advanced Taxes"). The 1992 Settlement Agreement provided that, under certain circumstances, the Woolley/Sweeney Partnerships would be obligated to reimburse the Partnership for the Advanced Taxes in 1996. CSMI has agreed not to require the payment of the $772,043 to CSMI in exchange for the Partnership's agreement not to seek reimbursement of the Advanced Taxes. Accordingly, the Partnership reduced its liability by $772,043 which reduction is reflected as other revenue in the accompanying Statement of Income. Amounts recoverable from the Texas State Court escrow account related to settlement of this dispute are included in other receivables in the accompanying balance sheet. This concludes all outstanding items of dispute with CSMI.

         CONTRACT TERMINATION FEE - During 1994, Doubletree Partners, the Hotel's management company, spent $1,425,000 for purposes of management assumption, brand conversion, and renovation of the three hotels owned by the Partnership in connection with the management agreements between Doubletree Partners and the Partnership. The management agreements provide that if the Partnership sells the hotels during years 1 through 5 of the agreements and Doubletree Partners is not retained by the new owners as manager of the hotels, all of the $1,425,000 is to be reimbursed to Doubletree Partners as a sale termination fee, and if the sale occurs in years 6 through 10, fifty percent of the amount is to be reimbursed. No liability has been established in the financial statements related to this contingency because the Purchase Agreement provides that the Buyer will either assume the management agreements and obtain the Partnership's release with respect thereto, or pay the sale termination fee.

                                  CONSENT CARD

                     THIS CONSENT IS SOLICITED ON BEHALF OF
                  FFCA MANAGEMENT COMPANY LIMITED PARTNERSHIP
                   FOR GUARANTEED HOTEL INVESTORS 1985, L.P.

         The undersigned Investor of Units representing interests in Guaranteed Hotel Investors 1985, L.P. (the "Partnership"), a Delaware limited partnership, hereby directs FFCA Investor Services Corporation 85-A, to consent to the Proposals, as designated below, the Limited Partnership Interests held by FFCA Investor Services Corporation 85-A, according to the number of Units held of record by the undersigned.

         THIS CONSENT CARD WHEN PROPERLY EXECUTED WILL DIRECT THE CONSENT OF FFCA INVESTOR SERVICES CORPORATION 85-A IN THE MANNER HEREIN INDICATED BY THE UNDERSIGNED. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THE HOLDERS OF THIS CONSENT CARD WILL DIRECT FFCA INVESTOR SERVICES CORPORATION 85-A TO CONSENT FOR EACH OF THE PROPOSALS SET FORTH ON THE CONSENT CARD.

Please mark boxes /x/ in ink. Sign, date and return this Consent Card promptly, using the enclosed envelope.

1. Proposal to sell Partnership Hotels and dissolve the Partnership as described in the Consent Solicitation Statement.

         / / FOR            / / AGAINST               / / ABSTAIN

2. Proposal to authorize payment of fee to General Partner as described in the Consent Solicitation Statement.

         / / FOR            / / AGAINST               / / ABSTAIN

         The undersigned hereby acknowledges receipt of the Notice of Consent Solicitation, dated January 29, 1996 and the Consent Solicitation Statement furnished therewith.

         Please sign and date this consent card on the reverse side and mail in the enclosed envelope.

         Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.

                               Dated                                      , 1996
                                    --------------------------------------

                               -------------------------------------------------
                               Authorized Signature

                               -------------------------------------------------
                               Title, if any

                               -------------------------------------------------
                               Authorized Signature

                               -------------------------------------------------
                               Title, if any

         To save the Partnership additional vote solicitation expenses, please sign, date and return this Consent Card promptly, using the enclosed envelope.